UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549

                       FORM 8-K

                    CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
            the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):
                   April 19, 1999

                     TOROTEL, INC.

  (Exact name of registrant as specified in its charter)

                      Missouri

      (State or other jurisdiction of incorporation)

        1-8125                         44-0610086
(Commission File Number)   (IRS Employer Identification No.)



  13402 South 71 Highway, Grandview, Missouri       64030

(Address of principal executive of offices)       (Zip Code)


Registrants telephone number,
 including area code                        (816) 761-6314

                            N/A

                (Former name or former address,
                 if changed since last report)







Item 2.   Disposition of Assets.


On April 19, 1999, Torotel, Inc. sold substantially all of the assets of its wholly owned subsidiary, OPT Industries, Inc., to an investor group led by Peter B. Caloyeras, for approximately $2.7 million.

The assets sold included the land, buildings, equipment, inventories, order backlog and intellectual property, such as company name, patents, and product designs. The
Caloyeras investor group presently controls and operates other companies in the magnetic component and power conversion field. The OPT products will continue to be manufactured by the Caloyeras Group of companies, including facilities in New Jersey and California.

Mr. Caloyeras is the beneficial owner, as defined in Rule
13d-3(a) under the Securities Exchange Act of 1934, of
198,900 shares of Torotel Common Stock. Mr. Caloyeras also served as Torotels Chief Executive Officer for a short time in February and March, 1999, until such time the contemplated merger with Electronika, Inc. was terminated.


Item 5.   Other Events.


The proceeds from the asset sale were used to pay most of Torotels bank borrowings with Phillipsburg National Bank &
Trust Company. With the sale completed, Torotel is no longer in default with the bank.


Item 7.   Financial Statements and Exhibits.

  (c)  Exhibits.

      Exhibit             Description

         I     News Release dated April 26, 1999

         II    Asset Purchase Agreement dated April 19, 1999

















                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   TOROTEL, INC.




Date:     April 27, 1999           By:  /s/ H. James Serrone
                                        H. James Serrone
                                        Vice President of
                                        Finance and Chief
                                        Financial Officer







































                   EXHIBIT INDEX


    Exhibit              Description

      I        News Release dated April 26, 1999

      II       Asset Purchase Agreement dated April 19, 1999




















































                                                Exhibit I



NEWS RELEASE



FOR IMMEDIATE RELEASE
MONDAY, APRIL 26, 1999


TOROTEL SELLS OPT ASSETS TO CALOYERAS GROUP



KANSAS CITY, MO, April 26 Torotel, Inc. (OTC:TTLO) announced that it has sold substantially all of the assets of its wholly owned subsidiary, OPT Industries, Inc., to an investor group led by Peter B. Caloyeras, for approximately
$2.7 million.

The assets sold included the land, buildings, equipment, inventories, order backlog and intellectual property, such as company name, patents, and product designs. The
Caloyeras investor group presently controls and operates other companies in the magnetic component and power conversion field. The OPT products will continue to be manufactured by the Caloyeras Group of companies, including facilities in New Jersey and California.

The proceeds from the sale were used to pay most of Torotels bank borrowings with Phillipsburg National Bank & Trust
Company. With the sale completed, Torotel is no longer in default with the bank.

Torotel, Inc. specializes in the design and manufacture of a broad range of precision magnetic components, consisting of transformers, inductors, chokes and toroidal coils, which are used in commercial, industrial and military electronics to modify and control electrical voltages and currents. Torotels products are sold to original equipment manufacturers for use in computers, telecommunications systems, digital control devices, conventional missile guidance systems, and avionics equipment.















                                                  Exhibit II









                 ASSET PURCHASE AGREEMENT


                         among


     SHARED INFORMATION GROUP MANAGEMENT ASSOCIATES, LLC
                       as Buyer


                 OPT INDUSTRIES, INC.
                      as Seller


                        and


                    TOROTEL, INC.
                   as Stockholder






























                      APRIL 19, 1999
                      TABLE OF CONTENTS

                                                    Page

1.  Purchase and Sale of Assets
    1.1  Transferred Assets
    1.2  Excluded Assets

2.  Purchase Price and Payment
    2.1  Aggregate Consideration
    2.2  Payment

3.  Noncompetition Agreements

4.  Assumption of Liabilities
    4.1  Obligations Assumed
    4.2  Obligations Not Assumed
    4.3  No Obligation to Third Parties

5.  Business Employees

6.  Representations and Warranties of Seller and Stockholder
    6.1  Organization and Good Standing
    6.2  Authority
    6.3  No Conflicts or Violations
    6.4  Investment in Other Entities
    6.5  Stockholder SEC Documents
    6.6  Seller Financial Statements
    6.7  Absence of Certain Changes
    6.8  Contracts
    6.9  Title to Transferred Assets
    6.10 Real Property
    6.11 Condition and Location of the Transferred Assets
    6.12 Hazardous Substances
    6.13 Intellectual Property
    6.14 Absence of Undisclosed Liabilities
    6.15 Legal Proceedings
    6.16 Permits and Licenses; Compliance with Laws
    6.17 Taxes
    6.18 Insurance
    6.19 Inventories
    6.20 Interests in Competitors and Suppliers
    6.21 Labor Relations
    6.22 Personnel
    6.23 Employee Benefit Plans
    6.24 Suppliers and Customers
    6.25 All Rights Assignable
    6.26 Brokerage and Finder s Fees
    6.27 Material Misstatements or Omissions

7.  Representations and Warranties of Buyer
    7.1  Organization and Good Standing
    7.2  Authority
    7.3  No Conflicts or Violations
    7.4  Litigation
    7.5  Brokerage and Finder s Fees

8.  Conditions Precedent to Obligations of Buyer
    8.1  Representations and Warranties of Seller and
          Stockholder
    8.2  Consents
    8.3  Adverse Changes
    8.4  Noncompetition Agreements
    8.5  Financing
    8.6  Liens and Indebtedness
    8.7  Title Insurance
    8.8  Business Closure
    8.9  Occupancy Permit
    8.10 Other Legal matters

9.  Conditions Precedent to Obligations of Seller and
      Stockholder
    9.1  Representations and Warranties of Buyer
    9.2  Consents
    9.3  Financing
    9.4  Other Legal Matters

10. Closing
    10.1  Time and Place
    10.2  Delivery of Documentation by Buyer
    10.3  Delivery of Documents by Seller and Stockholder
    10.4  Other Documents and Actions

11. Additional Agreements of the Parties
    11.1  Further Documentation or Action
    11.2  Cooperation
    11.3  Access to Records
    11.4  Confidential Information
    11.5  Name Change
    11.5  Computer Services

12. Survival of Representations

13. Indemnification
    13.1  By Seller and Stockholder
    13.2  By Buyer
    13.3  Indemnification Procedures
    13.4  Limitations of Liability
    13.5  Affiliates
    13.6  Interest

14. Notices

15. Amendment and Waiver

16. Assignment

17. No Third Party Beneficiary Rights

18. Entire Understanding

19. Expenses

20. Remedies Not Exclusive

21. Captions

22. Severability

23. Definitions

24. Attorneys  Fees

25. Choice of Law
26. Number and Gender

27. Counterparts; Facsimile Signatures

List of Schedules



















































                 ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT (the Agreement) is made and entered into as of April 19, 1999, by and among SHARED
INFORMATION GROUP MANAGEMENT ASSOCIATES, LLC, a California limited liability company (Buyer), OPT INDUSTRIES, INC., a New Jersey corporation (Seller), and TOROTEL, INC., a
Missouri corporation (Stockholder), with reference to the following facts:

A. Seller engages in the manufacture and sale of electronic components, including transformers, conductors, power supplies, inductive devices and filters, primarily to contractors in the defense industry (the Business).

B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets of Seller used in the operation of the Business, in each case upon the terms and subject to the conditions contained herein.

C. Stockholder owns all of the outstanding capital stock of Seller and is entering into this Agreement to give Buyer, among other things, the benefit of certain representations, warranties and covenants upon which Buyer is relying in consummating the transactions described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and in reliance upon the mutual representations and warranties herein contained, the parties agree as follows:

1.  Purchase and Sale of Assets

1.1 Transferred Assets. For the consideration herein provided, and on the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in paragraph 10), Seller shall sell, transfer, convey and assign to Buyer, and Buyer shall purchase from Seller, all right, title and interest of Seller in and to all of the business, properties and assets of Seller relating to the Business, excluding only the Excluded Assets (as defined in paragraph 1.2). The business, properties and assets to be so transferred are hereinafter referred to as the Transferred Assets. Unless otherwise stated in paragraph 1.2, the Transferred Assets include, without limitation, the following:

(a) All of Sellers interest in the real property described on Schedule 1.1(a)(1) (the Real Property) and the Real
Property improvements (whether owned or leased) thereon;

(b) All furniture, fixtures, equipment (including office and computer equipment), tools, tooling, trucks and vans (if any), and other tangible personal property owned or leased by Seller and used in connection with the Business, including, without limitation, the furniture, fixtures, equipment and other tangible personal property described on
Schedule 1.1(b) (the Equipment);

(c) The raw materials, work-in-process, finished goods and supplies inventory of Seller that are held for sale or use in connection with the Business and that are existing as of the Closing Date (as defined in paragraph 10) (the
Inventory);

(d) All interest of Seller in and to the contracts and open orders set forth on Schedule 1.1(d), to the extent assumed by Buyer at the Closing, including the capitalized leases set forth on Schedule 1.1(d) (the Capitalized Leases);

(e) To the extent lawfully transferable, all permits, licenses, certificates, authorizations, approvals and other rights granted by any Governmental Entity (as defined in paragraph 23) to Seller to the extent used or held for use by Seller in connection with the Business, as distinct from general corporate or other similar authorizations not specific to the Business (such as qualifications to transact business);

(f) All advance payments, prepayments, prepaid expenses, deposits and the like which are recorded on the books and records of Seller, or in which Seller otherwise has an interest (to the extent of such interest), as of the Closing Date, which relate solely to the Business and which are useable by Buyer after the Closing, the categories and amounts of which are set forth on Schedule 1.1(f) as of the date specified thereon (the Prepaids);

(g) All of Sellers right, title and interest in and to the name OPT Industries, and any variations thereof ;

(h) All of Sellers right, title and interest in and to any tradenames, service marks, trademarks, patents, patent applications, Trade Secrets (as defined in paragraph 23), secret processes, confidential information, know-how, show-how, inventions, designs, improvements, or any other intellectual property rights, including customer and supplier lists, and all files, drawings, specifications, bills of material, material specifications, memoranda, notes, notebooks, documents, papers and the like (including, but not limited to, those contained in computerized storage media) created, written, developed, made, used by Seller in the Business (the Intellectual Property);

(i)  All goodwill and going concern value of the Business;

(j) All of Sellers interest under any warranties covering any machinery, equipment or other items included in the Transferred Assets, and any other claims, causes of action or rights of recovery that relate to the Business or any Transferred Assets; and

(k) All books and records, agreements, documents, papers, correspondence and files of whatever nature and wherever located that relate to the Business or the Transferred
Assets (whether recorded on paper, computer disks, computer tapes or other media), including, without limitation, sales records, customer data, supplier data and policy and procedure manuals now or at any time used in the Business and all telephone numbers and telephone listings used by Seller in connection with the Business (collectively, the Business Records).

Buyer and Seller acknowledge and agree that it is their
intent that the Transferred Assets shall include all of the
right, title and interest of Seller in and to any personal
property owned by Seller (other   than the Excluded Assets)
that is currently being used or held for use in connection with the operation of the Business. If, after the Closing
Date, Seller or Buyer discover that the assets transferred to Buyer at Closing did not include any personal property interests that the parties intended to be a part of the Transferred Assets, Seller and Buyer agree to execute such additional conveyances or other instruments, and take such other action, as may be necessary to cause such personal property interests to be conveyed to Buyer.

1.2 Excluded Assets . Notwithstanding any other provision of this Agreement, the following assets (the Excluded
Assets) shall be excluded from the Transferred Assets:

(a) Sellers rights under this Agreement, including the consideration to be received hereunder;

(b) All accounts receivable, billed and unbilled, relating to the Business prior to the Closing Date, together with Sellers right, title and interest in and to all chooses in action and negotiable instruments related thereto (each, a Receivable); and

(c) All cash, cash items, bank accounts and deposits therein, and records with respect thereto, held by Seller with respect to the Business as of the Closing.

2.  Purchase Price and Payment.

2.1 Aggregate Consideration. The aggregate consideration to be paid by Buyer (the Purchase Price) for the Transferred
Assets shall be Two Million Seven Hundred Thousand Dollars
($2,700,000).

2.2 Payment. At the Closing, the Purchase Price shall be paid as follows:

(a) By either (i) the wire transfer of immediately available funds to one or more accounts designated by Seller in an amount equal to Two Million Two Hundred Thousand
Dollars ($2,200,000), or (ii) book entries made by Phillipsburg National Bank & Trust Company (the Bank) against amounts owing by Seller or Stockholder to Bank;

(b) By the delivery to Seller of the promissory note of Buyer in the principal amount of [Four Hundred Forty-One
Thousand Five Hundred Forty-Five Dollars ($441,545)] and substantially in the form of Schedule 2.2(b)(1) the Purchase Note), with the Purchase Note to be secured by a security interest in the inventory and accounts receivable of Buyer pursuant to the terms of a Commercial Security
Agreement substantially in the form of Schedule 2.2(b)(2)
(the Security Agreement); and

(b) By the assumption of buyer of the Assumed Liabilities (as defined in paragraph 4.1) by delivering to Seller an assumption of the Assumed Liabilities in form and substance reasonably satisfactory to counsel for Buyer and Seller (the Assumption).

3. Noncompetition Agreements. On the Closing Date, as a necessary incident of the sale and purchase of the Transferred Assets, Seller and Stockholder will execute and deliver a noncompetition agreement substantially in the form of Schedule 3.1(a) and Schedule 3.1(b), respectively (the Noncompetition Agreements). No additional consideration shall be payable to either Seller or Stockholder in connection with the execution and delivery of the Noncompetition Agreements.

4.  Assumption of Liabilities.

4.1 Obligations Assumed. Buyer shall assume, effective as of the Closing and as part of the Purchase Price, and shall pay, discharge and perform as and when due the obligations and liabilities of Seller under the contracts and other agreements included in the Transferred Assets, including the Capitalized Leases, provided that each such contract or other agreement has been specifically set forth on Schedule 1.1(d), to the extent such obligations and liabilities pertain to or are to be performed during any period commencing on or after the Closing Date (the Assumed Liabilities). The assumption by Buyer of the Assumed Liabilities shall not serve or be deemed to expand, increase, or enlarge the rights or remedies of third parties over those rights or remedies such third parties would have had against Seller if Buyer had not acquired the Transferred Assets, and nothing contained herein shall be deemed to foreclose Buyer from contesting in good faith any obligations, including the performance of duties, claimed by a third party to exist in its favor.

4.2 Obligations Not Assumed. Except for the Assumed Liabilities, Seller shall retain all liability for, and neither Buyer nor any of its Affiliates shall assume or have any obligation or liability with respect to, any obligations or liabilities of Seller or the Business (all such obligations and liabilities being herein referred to as the Excluded Liabilities), including, without limitation, all obligations and liabilities attributable to the following:

(a) Obligations or liabilities arising from the performance, nonperformance or breach by Seller of any term, provision or covenant of any contract, lease or other agreement or obligation of Seller;

(b) Any indebtedness, liabilities or obligations, including royalty obligations, of Seller which have been or may be, from time to time, directly or indirectly, incurred by Seller, including, without limitation, any negotiable instruments evidencing the same, trade payables, accrued expenses and all guaranties, debts, demands, monies, liabilities and obligations owed or to become owing, including interest, principal, costs and other charges, and all claims, rights, causes of actions, judgments, decrees, remedies, security interests or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent or by operation of law;

(c) Any and all obligations arising under law or contract with respect to any Person (as defined in paragraph 23) in connection with such Persons employment or engagement by Seller, or in connection with Sellers termination of such Persons employment or engagement with Seller at any time, regardless of whether such obligations would not have arisen had Buyer chosen to employ or engage any such Person following the Closing, including, without limitation, any and all claims for wrongful termination, retaliation, discrimination or harassment, severance benefits, claims for medical or other insurance coverages, retirement benefits or any other benefits or obligations of any nature whatsoever arising out of the employment or independent contractor relationship between Seller and such Person;

(d) Any accrued or other liability for contributions or payments in respect of service under any Plan (as defined in paragraph 23), or any other liability to any Person or Governmental Entity whatsoever arising out of, or in connection with, any Plan;

(e) Any and all liabilities for the payment of workers compensation or other disability benefits to any individual in connection with his or her employment by Seller;

(f) The violation by Seller of any Legal Requirement (as defined in paragraph 23) to which it is subject relating to the ownership, use or operation of the Business or the Transferred Assets;

(g) Obligations now existing or which hereafter may exist by reason of, or in connection with, any alleged misfeasance or malfeasance by Seller in the conduct of the Business, including, without limitation, obligations for personal injury, property damage and product liability claims, whether or not any claim has been made or any litigation has been instituted with respect thereto;

(h) Any liabilities or obligations based upon or arising out of the environmental condition of the Transferred Assets or the Real Property at the Closing (or any time prior thereto) or the violation at any time prior to the Closing of any Environmental Legal Requirements (as defined in paragraph 23) relating to the ownership, use or operation of the Business, the Transferred Assets or any property now or previously owned or leased by Seller, including, without limitation, liabilities or obligations arising out of the presence of Hazardous Materials (as defined in paragraph 23) on any such property;

(i) Liabilities of Seller or Stockholder incurred in connection with or related to the transfer of the Transferred Assets pursuant to this Agreement (including, without limitation, any Taxes or Transfer Taxes (as such terms are defined in paragraph 23) fees, costs or expenses and any brokerage fee, finders fee or commission); and

(j) Any and all liabilities to accept returns of product or to repair or replace product under applicable warranties, to the extent such products were shipped by Seller on or before the Closing Date.

4.3 No Obligation to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any Person other than the parties hereto or to obligate any of the parties hereto to any Person other than the other parties hereto.

5. Business Employees. Schedule 5 is a listing of all employees and independent contractors of Seller as of the date of this Agreement (the Business Employees), including all employees currently on a leave of absence or temporary layoff status, date of hire and job title. Buyer shall be given the opportunity to offer employment to any such Business Employees in Buyers sole discretion, but shall be under no obligation to offer employment to any Business Employee. Seller will be responsible for all obligations owed to the Business Employees to and including the Closing Date, including, without limitation, salary, bonus, vacation, severance, paid time off and sick pay, retirement benefits and amounts owed under employee benefit plans, and shall defend, indemnify and hold harmless Buyer and its Affiliates from any liability with respect thereto. For a period of five years after the Closing Date, neither Seller nor any of its Affiliates will induce or influence (or attempt to induce or influence) any of the Business Employees that have entered into the employ of Buyer, or any of its Affiliates, to terminate such employment.

6.  Representations and Warranties of Seller and
Stockholder. With such exceptions as are set forth on the referenced schedules to this Agreement, Seller and Stockholder hereby jointly and severally represent and warrant to Buyer as follows:

6.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. Seller is qualified to do business only in the State of New Jersey, and there is no other jurisdiction in which the character and location of any of Sellers assets or the nature of the business transacted by it or both require qualification, except where the failure to be so qualified would not have a material adverse effect on the Transferred Assets or on the financial condition, results of operations or business of Seller. The Business is conducted directly by Seller, and no Affiliate of Seller has any interest in any business, properties or assets which, if they were owned by Seller, would be included in the Transferred Assets or which otherwise are necessary or useful for the conduct of the Business.

6.2 Authority. Seller has the full corporate power and authority, and Stockholder has full legal capacity and authority, to execute and deliver this Agreement, to perform the obligations and covenants set forth in this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by Stockholder and the Board of Directors of Seller, and no further corporate action is necessary on the part of Seller to make this Agreement binding upon Seller in accordance with its terms. Stockholder owns all right, title and interest in and to all of the outstanding capital stock of Seller, free and clear of all Liens (as defined in paragraph 23). This Agreement has been duly executed and delivered by Seller and Stockholder and constitutes the valid and binding agreement of Seller and Stockholder, enforceable against them in accordance with its terms, subject to the Bankruptcy Exception (as defined in paragraph 23).

6.3  No Conflicts or Violations.  Except as set forth on
Schedule 6.3, neither the execution and delivery of this Agreement by Seller and Stockholder nor the consummation by Seller and Stockholder of the transactions contemplated hereby will violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, permit the acceleration of any obligation under or result in the creation of a Lien under: (a) any term or provision of the Articles of Incorporation or Bylaws of Seller or Stockholder; (b) any judgment, decree or order of any Governmental Entity or, to the best of Sellers knowledge, any material agreement, contract or instrument to which Seller or Stockholder is a party or by which either of them or any of their properties is bound; or (c) any Legal Requirement applicable to Seller or Stockholder. Except for the consent of the New Jersey Department of Environmental Protection, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or regulatory authority is required with respect to Seller or Stockholder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

6.4 Investment in Other Entities. Seller does not have any debt interest (other than trade accounts receivable) or equity interest or right or option to acquire any debt or equity interest in any other person, and Seller is not engaged in any joint venture or partnership with any other person.

6.5 Stockholder SEC Documents. Stockholder has heretofore delivered to Buyer (a) its Form 10-KSB for the fiscal year ended April 30, 1998 (the Form 10-KSB), as filed with the Securities and Exchange Commission (the SEC) and (b) its Forms 10-QSB for the fiscal quarters ended July 31, 1998, October 31, 1998 and January 31, 1999 (the Forms 10-QSB), as filed with the SEC. The Form 10-KSB and the Forms 10-QSB, together with all reports, forms and other documents filed by Stockholder with the SEC are referred to herein, collectively as the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents. The SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Stockholder included in the SEC Documents: (i) are true and complete as of the respective dates thereof; (ii) fairly and accurately present the financial condition of Stockholder and its subsidiaries, including Seller, as of the respective dates thereof, and the results of the operations of Stockholder and such subsidiaries for the respective periods covered thereby; (iii) disclose all liabilities required to be disclosed therein; and (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and except as the application may be modified in accordance with generally accepted accounting principles for interim reporting.

6.6 Seller Financial Statements. Schedule 6.6 contains correct and complete copies of (a) the unaudited balance sheets of Seller as of January 31, 1999 and February 28, 1999 and the statements of income and cash flows of Seller for the nine and ten month periods then ended and (b) an unaudited summary of debt of Seller, Stockholder and its Affiliates as of January 31, 1999, February 28, 1999 and March 31, 1999. (All of the foregoing statements are hereinafter collectively referred to as the Financial Statements). Except as disclosed in Schedule 6.6, the Financial Statements: (i) are true and complete as of the respective dates thereof; (ii) fairly and accurately present the financial condition of Seller as of the respective dates thereof, and the results of the operations of Seller for the respective periods covered thereby; (iii) disclose all liabilities required to be disclosed therein; and (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

6.7  Absence of Certain Changes.  Except as disclosed in
Schedule 6.7, since January 31, 1999, there has not been:

(a) Any material adverse change in the Transferred Assets or in their condition or value, or any material adverse change in the Business or in the financial condition, liabilities, net worth or prospects of Seller related to the Business, in each case other than changes resulting from sales of Inventory in the ordinary course of business;

(b) Any sale, lease, license, transfer or other disposition by Seller of any of the Transferred Assets or any cancellation of any claims or debts due Seller related to the Business, except for sales of inventory in the ordinary course of business;

(c) Any orders placed by Seller with respect to the Business for inventory, merchandise or supplies in exceptional or unusual quantities based on past operating practices, any orders accepted with respect to the Business from customers of Seller under conditions relating to price, terms of payment or like matters materially different from the conditions regularly and usually specified, or any change in the credit policies of Seller;

(d) Any amendment or termination of any contract or agreement which is material to the Business, other than as a result of the expiration of any such contract or agreement in accordance with its terms and without any default by Seller;

(e) Any incurrence of any Liens on any of the Transferred Assets, any borrowing of any funds, except for borrowings under existing lines of credit made in the ordinary course of business, or any incurrence of any other obligations or liabilities (absolute or contingent), except for liabilities and obligations incurred in the ordinary course of the Business;

(f) Any capital expenditures (including leases in the nature of a conditional purchase of capital equipment) related to the Business, except for expenditures for ordinary repairs and maintenance;

(g) Any payment by Seller of any obligation or liability, fixed or contingent, related to the Business, other than liabilities incurred in the ordinary course of business;

(h) Any change in the accounting methods or principles of Seller with respect to the Business; or

(i) Any other transaction entered into by Seller which is material to the Business, other than transactions entered into in the ordinary course of business.

6.8  Contracts.

(a) Schedule 6.8 sets forth a complete list of all contracts, commitments and agreements relating to the Business, whether oral or written, to which Seller is a party or by which any of the Transferred Assets are bound that are in existence as of the date hereof and are material to the operation of the Business (the Material Contracts).
A true and complete copy of each Material Contract has been furnished by Seller to Buyer prior to the date hereof. As used in this Agreement, the term Material Contracts shall include, whether oral or written, to the extent they relate to the Business, all (i) contracts or commitments entered into out of the ordinary course of business; (ii) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (iii) collective bargaining agreements or other contracts or commitments to or with labor unions or other employee groups; (iv) leases, contracts or commitments affecting ownership of, title to, use of or any interest in real property; (v) employment contracts and other contracts, agreements or commitments to or with individual employees, consultants or agents extending for a period of more than one month from the date hereof or providing for earlier termination only upon payment of a penalty or the equivalent thereof; (vi) contracts, commitments, sales orders or purchase orders, whether or not entered into in the ordinary course of business, which individually involve future payments, performance of services or delivery of goods to or by Seller of an amount or value in excess of $10,000; (vii) contracts or commitments providing for payments based in any manner upon the revenues, purchases or profits of Seller, or obligating Seller to make payments, contingent or otherwise, arising out of the prior acquisition of the business of any other person; (viii) bank credit, factoring and loan agreements, indentures, bonds, promissory notes and other documents representing indebtedness for borrowed money, together with any other agreements or instruments securing or otherwise pertaining to the obligations evidenced thereby; (ix) guarantees by Seller of the obligations of any other person; (x) agreements and commitments with respect to trademarks, service marks, trade names, patents, patent applications, copyrights, Trade Secrets, technology, computer software or other like items; (xi) contracts or commitments to which Seller, on the one hand, and Stockholder or any of its Affiliates or any other Affiliates of Seller, on the other hand, are a party; and (xii) covenants not to compete given or received by Seller, Stockholder or any of their Affiliates which in any way relate to the Business.

(b) Except as set forth on Schedule 6.8, (i) all Material Contracts are in full force and effect, and there have been no written or oral amendments to or modifications of any Material Contract, (ii) no event has occurred which is, or, following any grace period or required notice, would become a material default by Seller or any other party thereto under the terms of any Material Contract, (iii) Seller has not received written notice that any person intends to cancel or terminate any Material Contract or exercise or not exercise any right, remedy or other option thereunder, (iv) Seller has not waived any material right under any Material Contract, and (v) none of the Material Contracts is with Stockholder or a party who is an Affiliate of Seller or Stockholder.

6.9 Title to Transferred Assets. Except for the Liens described on Schedule 6.9(a) (which shall be released at or prior to the Closing) and the Liens described on Schedule
6.9(b) (the Permitted Exceptions), Seller has, and on the
Closing Date will have, good and marketable title to the Transferred Assets, free and clear of all Liens.

6.10  Real Property.

(a) Each item of Real Property is owned by the Company free and clear of all Liens (except for Liens which shall be released at or prior to the Closing and which are set forth on Schedule 6.9(a)), charges, interests, encumbrances, leases, covenants, conditions, restrictions and easements, other than (i) governmental land use, building and zoning regulations which do not conflict with the present use of the Real Property and do not involve taxes or other payments, (ii) real property taxes which are not in default or which are being contested in good faith and (iii) such other items and exceptions agreed to be Buyer and which are set forth on Schedule 6.9(b).

(b) Seller has received no notice of pending or claimed violations of any Legal Requirements pertaining to any Real Property or the operations of Seller conducted thereon, and no commitments or agreements have been made to alter the Real Property, or the operations of Seller thereon, to comply with any such Legal Requirements or any purported interpretations thereof. To the best knowledge of Seller and Stockholder, there are no condemnation, zoning, special assessment or other land use proceedings, investigations or studies pending or threatened against or affecting the Real Property. Certificates of occupancy have been issued for all improvements on the Real Property (the Improvements) permitting the Improvements to be used and occupied for the uses for which they are currently being used. Other than Seller, there are no parties in possession of any portion of the Real Property, whether as lessees, sublessees, tenants at sufferance or otherwise. To the best knowledge of Seller, except as set forth in Schedule 6.10(b): (i) none of the Improvements encroach onto adjoining land or onto any easements or violate any setback requirements, and there are no encroachments of improvements from adjoining land onto the Real Property, (ii) the Improvements and the current use and operation of the Improvements and the Business (including the disposal of waste) on the Real Property are authorized under existing zoning and other land use regulations applicable to the Real Property, and (iii) the Real Property and the Improvements are in compliance in all material respects with all Legal Requirements applicable thereto (other than Environmental Legal Requirements, the compliance with which is governed by paragraph 6.12), including, but not limited to, those pertaining to building standards, public access and fire and safety.

6.11 Condition and Location of the Transferred Assets. The Improvements are free of material structural or engineering defects and are in good condition and repair, subject to ordinary wear and tear and routine maintenance, and the tangible personal property owned or leased by Seller and included in the Transferred Assets is in good operating condition and repair, subject only to ordinary wear and tear. The Improvements and the items of tangible personal property included in the Transferred Assets comprise all the fixed tangible assets necessary for the operation of the Business in accordance with Sellers current methods of operation. All tangible properties and assets included in the Transferred Assets are held and located on or in the Real Property. No Person has any Lien on or other interest in or claim to any equipment or other personal property included in the Transferred Assets, whether to secure the payment of unpaid rentals or otherwise, except for the Permitted Exceptions and the Assumed Liabilities.

6.12 Hazardous Substances. Schedule 6.12 contains a list of all surveys or reports obtained by or otherwise in the possession of Seller or Stockholder which relate to the environmental condition of the Real Property or any real property owned or leased by Seller prior to the date hereof, and Seller has provided to Buyer copies of all such reports and surveys and any related correspondence to or from environmental consultants or Governmental Entities. Except as disclosed in Schedule 6.12:

(a) The operations of Seller on the Real Property are in compliance in all material respects with all Environmental Legal Requirements. Seller has obtained and maintains in effect all permits, licenses and other authorizations required to be issued to Seller by any Governmental Entity with respect to Environmental Legal Requirements, and Seller is in compliance in all material respects with the terms and conditions of all such permits, licenses and authorizations.

(b) Neither Seller nor, to the best knowledge of Seller and Stockholder, any previous owner, lessee, tenant, occupant or user of any real property owned or leased on or prior to the date hereof by Seller (such real property and any and all buildings and other improvements thereon being referred to as the Property) has used, generated, manufactured, treated, handled, refined, processed, released, discharged, stored or disposed of any Hazardous Materials on, under, in or from the Property, or transported any Hazardous Materials to or from the Property, in a manner or to an extent that resulted or could be reasonably expected to result in a violation in any material respect of any Environmental Legal Requirements. To the best knowledge of Seller and Stockholder, no underground tanks or Hazardous Materials the existence of which could have a material adverse effect on the business, results of operations or financial condition of Seller exists or existed on, under, in or about any Property on or prior to the date that fee or leasehold title to such Property was transferred to a third party by Seller.

(c) As of the date hereof, except as set forth on Schedule 6.12, to the best knowledge of Seller and Stockholder, there are no (i) enforcement, clean-up, removal, monitoring, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Environmental Legal Requirements against Seller or regarding any Property, (ii) pending or threatened claims, actions or proceedings by any person against Seller or any Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or any alleged or suspected violations of Environmental Legal Requirements, (iii) occurrences or conditions on any Property that could reasonably be expected to result in the assertion against Seller of any claims, actions or proceedings of a type described in clause (i) or clause (ii) of this paragraph, or (iv) occurrences or conditions on any Property that could reasonably be expected to subject Seller or such Property to any material restrictions on occupancy, transferability or use of such property under any Environmental Legal Requirements.
Schedule 6.12 includes copies of all complaints, notices of violation and claims relating to Environmental Legal Requirements which, to the best knowledge of Seller and Stockholder, have been received by or asserted against Seller.

6.13  Intellectual Property.

(a) The Intellectual Property constitutes all of the patents, trademarks, trade names, service marks, copyrights, technology, Trade Secrets and other intellectual property rights which are used or held for use by Seller in connection with the operation of the Business. Schedule
6.13 sets forth a true and complete list of all patents, copyrights, trademarks, trade names and service marks owned or used by Seller, whether registered or unregistered, all registrations thereof with any Governmental Entity and all pending applications with respect thereto filed with any Governmental Entity.

(b) Except as disclosed on Schedule 6.13, Seller owns all right, title and interest in and to the Intellectual Property, Seller has not assigned, transferred or licensed, or purported to assign, transfer or license, to any person any of the Intellectual Property or any registrations therefor or any rights included therein, and there are no patents, trademarks, trade names, service marks, copyrights, technology, Trade Secrets or other intellectual property rights (other than computer programs generally available to the public) which are used by Seller pursuant to licenses or other rights granted by a third party. Seller is not obligated to pay any royalties or other fees to any third party with respect to any of the Intellectual Property. There are no claims pending or, to the best knowledge of Seller and Stockholder, threatened against Seller by any person with respect to Sellers use of any of the Intellectual Property or challenging or questioning the validity or effectiveness of any of the Intellectual Property, or any facts or prior acts known to Seller or Stockholder which could reasonably be expected to serve as the basis for any such claim. To the best knowledge of Seller and Stockholder, (i) the Intellectual Property does not infringe on or conflict with the rights of any other person, (ii) there is no infringement by others of any rights included in the Intellectual Property, and (iii) there are no intellectual property rights owned by any other person which could reasonably be expected to materially and adversely affect the Transferred Assets or the Business.

6.14 Absence of Undisclosed Liabilities. Except for liabilities and obligations reflected on the schedules to this Agreement or arising in the ordinary course of business since March 31, 1999, Seller does not have with respect to the Business, and none of the Transferred Assets are subject to, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, regardless of whether such debts, liabilities or obligations are normally shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles. There are no facts known to Seller or Stockholder which might reasonably serve as the basis, in whole or in part, for the assertion against the Business or the Transferred Assets of any material liabilities or obligations pertaining to Seller which are not reflected in the schedules to this Agreement, other than liabilities and obligations arising in the ordinary course of business since March 31, 1999. Except as reflected on the schedules to this Agreement, Seller is not in default with respect to any term or condition of any indebtedness or liability (including trade payables).

6.15 Legal Proceedings. Except as set forth on Schedule 6.15, there are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of Seller and Stockholder, threatened against, relating to or involving the Business or the Transferred Assets (or any officer, director or employee of Seller or Stockholder in connection with the Business) before any court, arbitrator or administrative or governmental body, and Seller is not subject to any judgement, decree, injunction, rule or order of any court, arbitrator or administrative or governmental body which could have a material adverse effect on the Transferred Assets or Buyers ability to operate the Business after the Closing.

6.16  Permits and Licenses; Compliance With Laws.

(a) Seller has obtained and maintains in effect all permits, licenses and other governmental authorizations that are required by any Governmental Entity to enable Seller to conduct the Business in all material respects as conducted on the date hereof (the Permits), and all of the Permits are transferable to Buyer or may be reissued to Buyer without difficulty or expense, other than routine filing fees and customary financial responsibility and bonding requirements.
Schedule 6.16 contains a true and complete list of all of the Permits, and Seller is in full compliance in all material respects with the terms and conditions of each Permit.

(b) Seller is in compliance in all material respects with all Legal Requirements applicable to the Business other than Environmental Legal Requirements (the compliance with which is governed by paragraph 6.12), Legal Requirements applicable to the Real Property (the compliance with which is governed by paragraph 6.10) and Legal Requirements applicable to labor relations (the compliance with which is governed by paragraph 6.21).

6.17 Taxes. Seller has duly filed all Tax Returns (as defined in paragraph 23) that were required to be filed and were due prior to the date of this Agreement (all of which were, at the time of filing, true and correct in all material respects) and has paid all Taxes that are due pursuant to such returns. Without limiting the generality of the foregoing, all contributions due from Seller pursuant to any unemployment insurance or workers compensation laws and all sales or use Taxes which are due or payable by Seller have been paid in full. Seller has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Internal Revenue Code of 1986, as amended (the Code). Seller has timely paid or will pay prior to the due date thereof all Taxes which, if not paid, could result in the imposition of a lien or encumbrance on any of the Transferred Assets (except for liens for Taxes not yet due) or otherwise interfere with Buyers ability to own and operate the Transferred Assets after the Closing.

6.18 Insurance. Seller maintains policies of insurance covering its businesses, properties and assets in amounts, and against such losses and risks, as are generally maintained for comparable businesses and properties.
Schedule 6.18 contains a complete list of all insurance policies maintained by Seller as of the date of this Agreement with respect to the Business, indicating risks insured against, carrier, policy number, amount of coverage, deductibles, annual premiums and expiration dates. All policies of insurance, and any fidelity or surety bonds maintained by Seller with respect to the Business, are in full force and effect. Schedule 6.18 also contains a list of all open general liability claims with respect to the Business. Except as set forth on Schedule 6.18, no claims are pending with respect to the Business or the Transferred Assets under any insurance policy maintained by or on behalf of Seller other than claims under group health or life insurance policies maintained for the benefit of Sellers employees, and, to the best knowledge of Seller and Stockholder, all necessary notifications of claims have been made to insurance carriers.

6.19 Inventories. All inventories included in the latest balance sheet included in the Financial Statements or acquired since that date consist of (or until disposed of in the ordinary course of business consisted of) items actually on hand of a quality and quantity usable and salable in the normal course of business. The values at which all inventories are carried reflect the normal inventory valuation policy of Seller, which is to state inventory at cost or market, whichever is lower, on a first-in, first-out basis. Except as disclosed on Schedule 6.19, Seller is not under any obligation to accept the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers.

6.20 Interests in Competitors and Suppliers. Except as set forth in Schedule 6.20, neither Seller, Stockholder nor any of their Affiliates own, directly or indirectly, individually or collectively, any interest in any person which: (a) is a competitor, customer or supplier of the Business, or (b) has an existing contractual relationship with Seller with respect to the Business. Ownership of not more than one percent of any class of capital stock of any publicly traded corporation shall not constitute a breach of the representations and warranties contained in this paragraph.

6.21 Labor Relations. There is no unfair labor practice charge or complaint pending or, to the best knowledge of Seller and Stockholder, threatened against Seller related to the Business. Seller is in compliance in all material respects with all Legal Requirements respecting employment and employment practices (including, without limitation, those with respect to age, race, sex or religious discrimination), health and safety, terms and conditions of employment, family and medical leave obligations, wages and hours and the payment of social security and similar Taxes related to the Business. Seller is not liable for any arrears in wages or any Taxes or penalties for failure to comply with any of the foregoing. Except as set forth in
Schedule 6.21, (a) there is no unlawful employment practice or discrimination charge pending against Seller before the EEOC or any EEOC recognized state referral agency, and (b) there is no employee complaint of wrongful discrimination, wrongful discharge or violation of public policy pending before any court or arbitrator. There is no labor strike, slowdown or work stoppage in existence or threatened against or involving or affecting the Business, and Seller has not experienced any material work stoppages initiated by employees at any time during the past three years with respect to the Business. Except as set forth on Schedule 6.21, no grievance or arbitration proceeding is pending and no written claim therefor exists with respect to any of the Business Employees, and, to the best knowledge of Seller and Stockholder, no such proceedings or claims are threatened. Seller has provided to its union employees notice that it intends to close its facilities and to terminate the employment of all its employees effective immediately prior to the Closing, and, if requested by the union, Seller has engaged and will engage in good faith bargaining with the union regarding the effects of such facility closure.
Seller is not subject to the Worker Adjustment and Retraining Notification Act.

6.22 Personnel. Except as set forth on Schedule 6.22, there are no written employment agreements between Seller and any of the Business Employees, and all Business Employees are employed on an at-will basis and are not entitled to any severance benefits. Except as set forth on
Schedule 6.22, none of the Business Employees participate in any bonus, profit-sharing or similar plan, no bonus, incentive or similar compensation has been paid to any such employees during the past three years, and no such compensation is payable for the current calendar or fiscal year.

6.23  Employee Benefit Plans.

(a) Existence of Plans. Except as is disclosed on Schedule 6.23, (i) neither Seller nor any of its ERISA Affiliates (as defined in paragraph 23) maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans, (ii) none of the Plans is or was a multi-employer plan, as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), (iii) none of the Plans is or was a defined benefit pension plan within the meaning of ERISA Section 3(35), (iv) none of the Plans provides or provided post-retirement medical or health benefits, (v) none of the Plans is or was a welfare benefit fund, as defined in Code Section 419(e), or an organization described in Code Sections 501(c)(9) or 501(c)(20), and (vi) neither Seller nor any ERISA Affiliate has announced or otherwise made any commitment to create or amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans (i) as to which Buyer will be required to make any contributions or with respect to which Buyer shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of Seller or on behalf of any other person, after the Closing, or (ii) which Buyer will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Plans, at the Closing, there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by Seller or any of its ERISA Affiliates. Seller has delivered to Buyer true and complete copies of:
(i) each of the Plans and any related funding agreements thereto (including insurance contracts and all amendments), all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective Summary Plan Description pertaining to each of the Plans, (iii) the three most recent annual reports for each of the Plans (including all relevant schedules), (iv) the most recently filed PBGC Form 1 (if applicable), (v) the most recent Internal Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under Code Section 401, and (vi) for each funded Plan, financial statements consisting of (A) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and (B) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with generally accepted accounting principles as of such dates.

(b) Present Value of Benefits. The present value of all accrued benefits under any Plans subject to Title IV of ERISA shall not, as of the Closing Date, exceed the value of the assets of such Plans allocated to such accrued benefits, based upon the applicable provisions of the Code and ERISA, and each such Plan shall be capable of being terminated as of the Closing Date in a standard termination under ERISA
Section 4041(b). With respect to each Plan that is subject to Title IV of ERISA, (i) no amount is due or owing from Seller or its ERISA Affiliates to the Pension Benefit Guaranty Corporation (PBGC) or to any multi-employer plan on account of any withdrawal therefrom, and (ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the plan was not sufficiently funded. The transactions contemplated hereunder, including, without limitation, any termination of the Plans at or prior to the Closing, shall not result in any such withdrawal or other liability under any applicable Legal Requirements.

(c) Penalties; Reportable Events. Neither Seller nor any ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person as a result of engaging in a prohibited transaction under ERISA or the Code, and neither Seller nor any ERISA Affiliate has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including, but not limited to, a penalty under ERISA Section 502, as a result of a breach of any duty under ERISA or under other Legal Requirements. Each Plan which is required to comply with the provisions of Code Section 4980B has complied in all material respects. No event has occurred which could subject any Plan to tax under Code Section 511. None of the Plans subject to Title IV of ERISA has, since September 2, 1974, been completely or partially terminated nor has there been any reportable event, as such term is defined in ERISA
Section 4043(b), with respect to any of the Plans since the effective date of ERISA, nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no (i) withdrawal by Seller or any of its ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in ERISA Section 4063(b), or (ii) cessation by Seller or any of its ERISA Affiliates of operations at a facility causing more than 20% of Plan participants to be separated from employment, as referred to in ERISA Section 4062(f). Neither Seller nor any ERISA Affiliate, nor any other organization of which any of them are a successor or parent corporation as defined in ERISA Section 4069(b), have engaged in any transaction described in ERISA Section 4069(a).

(d) Deficiencies; Qualification. None of the Plans nor any trust created thereunder has incurred any accumulated funding deficiency as such term is defined in Code Section 412, whether or not waived, since the effective date of said
Section 412, and no condition has occurred or exists which by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. Furthermore, neither Seller nor any ERISA Affiliate has any unfunded liability under ERISA in respect of any of the Plans. Each of the Plans which is intended to be a qualified plan under Code
Section 401(a) has received a favorable determination letter from the Internal Revenue Service, and Seller knows of no fact which could adversely affect the qualified status of any such Plan. All of the Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable Legal Requirements. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable Legal Requirements have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements. There are no liens against the property of Seller (including the Transferred Assets) or any ERISA Affiliate under Code Section 412(n) or ERISA Sections 302(f) or 4068. The Seller Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. The execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of Buyer to the PBGC, any Plan or any present or former employee of Buyer, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, shareholder, contractor or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder, contractor or consultant of Seller. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, there is and will be no liability of Seller or Buyer in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date.

(e) Litigation. Other than routine claims for benefits under the Plans, there are no pending or, to the best knowledge of Seller and Stockholder, threatened investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Plans, or the fiduciaries, administrators or trustees of any of the Plans or Seller or any ERISA Affiliate as the employer or sponsor under any Plan, with any of the Internal Revenue Service, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other person. Seller knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

6.24 Suppliers and Customers. Seller has satisfactory relationships with its customers and suppliers of the Business and has no reason to expect any material adverse change in such relationships. No customer or supplier of the Business has given notice of or otherwise indicated any intent to cease doing business with Seller, and neither
Seller nor Stockholder has any knowledge or belief that the transactions contemplated by this Agreement will adversely affect relations with any customer or supplier of the Business.

6.25  All Rights Assignable.  Except as set forth on
Schedule 6.3, Seller may transfer and assign all of its right, title and interest in and to the Transferred Assets without obtaining the consent or approval of any other person.

6.26 Brokerage and Finders Fees. Neither Seller, Stockholder or any of its Affiliates, nor any of the directors or officers of Seller or any of their Affiliates, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, finders fees or commissions in connection with the transactions contemplated by this Agreement.

6.27 Material Misstatements or Omissions. No representation or warranty of Seller or Stockholder in this Agreement, or in any exhibit, document, statement, certificate or schedule furnished or to be furnished by Seller or Stockholder to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

7. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller and Stockholder as follows:

7.1 Organization and Good Standing. Buyer is a limited liability company duly organized and in good standing under the laws of the State of California and has full power and authority to carry on the Business and to own or lease and operate the Transferred Assets.

7.2 Authority. Buyer has the full power and authority to execute and deliver this Agreement, to perform the obligations and covenants set forth herein and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by the members of Buyer. No further action is necessary on the part of Buyer to make this Agreement binding upon it in accordance with its terms. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to the Bankruptcy Exception.

7.3 No Conflicts or Violations. Neither the execution and delivery of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby, will violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under or permit the acceleration of any obligation under: (a) any term or provision of the Articles of Organization or Operating Agreement of Buyer; (c) any judgment, decree or order of any Governmental Entity or any material agreement, contract or instrument to which Buyer is a party or by which it or any of its properties is bound; or (c) any Legal Requirements applicable to Buyer. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

7.4 Litigation. There are no civil, administrative, arbitration or other proceedings or governmental investigations pending, or, to the best knowledge of Buyer, threatened against Buyer that could jeopardize or adversely affect any of the transactions contemplated by this Agreement.

7.5 Brokerage and Finders Fees. Buyer has not incurred any liability to any broker, finder or agent for any brokerage fees, finders fees or commissions with respect to the transactions contemplated by this Agreement.

8. Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, except to the extent Buyer may waive any such conditions in writing:

8.1  Representations and Warranties of Seller and
Stockholder. All representations and warranties of Seller and Stockholder contained in or made under or in connection with this Agreement shall be true and correct in all material respects, and Seller and Stockholder shall have performed all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing.

8.2 Consents. There shall have been obtained (a) all consents or approvals of any third party required under the terms of any Material Contract as a result of or in connection with the consummation of the transactions contemplated by this Agreement, and (b) all other consents or approvals of any person required for the consummation of the transactions contemplated by this Agreement, except where, in the case of the condition set forth in clause (b), the failure to have obtained any such consent or approval would not have a material adverse effect on the ability of Buyer to operate the Business following the Closing.

8.3 Adverse Changes. There shall not have occurred after March 31, 1999, any material adverse change in the business, assets (tangible and intangible), liabilities, financial condition, results of operations or prospects of Seller with respect to the Business.

8.4 Noncompetition Agreements. Seller and Stockholder shall have each entered into its respective Noncompetition
Agreement.

8.5 Financing. Buyer shall have obtained, at or prior to the Closing, the debt financing from the Bank, on terms and in amounts acceptable to Buyer, as may be necessary to enable Buyer to fund the cash portion of the Purchase Price.

8.6 Liens and Indebtedness. All Liens on or affecting the Transferred Assets other than the Permitted Exceptions shall have been released, terminated or otherwise removed, and Seller shall have paid in full all of the obligations and liabilities described on Schedule 6.9(a).

8.7 Title Insurance. At the Closing, Buyer shall have received either (a) an ALTA (or the local equivalent thereof) extended coverage owners policy of title insurance issued by the Title Company to Buyer insuring title to the Real Property with a liability limit equal to the estimated market value of the Real Property, showing good and indefeasible title to the Real Property vested in Buyer, free and clear of all Liens except statutory liens not yet delinquent, (ii) the Permitted Exceptions and all documents or instruments recorded against the Real Property in connection with the transactions contemplated hereby (the
Title Policy), or (b) the written commitments or binders of the title company to issue the Title Policy in the aforementioned condition within a reasonable time after the Closing Date.

8.8 Business Closure. Except as otherwise specifically instructed by Buyer in writing, effective on the close of business on the Closing Date, Seller shall have terminated the employment of all of the Business Employees, including all union employees, and closed down the Business.

8.9 Occupancy Permit. The appropriate agency of Lopatcong Township shall have issued a Permit for Continuing Occupancy in connection with the transfer of the Real Property to Buyer, and such Permit shall indicate that the Improvements comply in all material respects with all applicable codes and regulations of such Township.

8.10 Other Legal Matters. All legal matters in connection with this Agreement and the transactions contemplated hereby shall have been approved by counsel for Buyer, and there shall have been furnished to such counsel by Seller and Stockholder certified copies of such corporate records of Seller and Stockholder and copies of such other documents as such counsel may reasonably have requested.

9.  Conditions Precedent to Obligations of Seller and
Stockholder. The obligations of Seller and Stockholder under this Agreement shall be subject to the satisfaction on or prior to the date hereof of each of the following conditions, except to the extent Seller and Stockholder may waive any such conditions in writing:

9.1 Representations and Warranties of Buyer. All epresentations and warranties of Buyer contained in or made under or in connection with this Agreement shall be true and correct in all material respects, and Buyer shall have performed all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing.

9.2 Consents. There shall have been obtained (a) all consents or approvals of any third party required under the terms of any Material Contract as a result of or in connection with the consummation of the transactions contemplated by this Agreement, and (b) all other consents or approvals of any person required for the consummation of the transactions contemplated by this Agreement, except where, in the case of the condition set forth in clause (b), the failure to have obtained any such consent or approval would not have a material adverse effect on Seller or Stockholder.

9.3 Financing. Buyer shall have obtained, at or prior to the Closing, the debt financing from the Bank, on terms and in amounts acceptable to Buyer, as may be necessary to enable Buyer to fund the cash portion of the Purchase Price.

9.4 Other Legal Matters. All legal matters in connection with this Agreement and the transactions contemplated hereby shall have been approved by counsel for Seller and Stockholder, and there shall have been furnished to such counsel by Buyer certified copies of such records of Buyer and copies of such other documents as such counsel may reasonably have requested.

10.  Closing.

10.1 Time and Place. The consummation of the transactions contemplated by this Agreement is referred to as the Closing, and the date on which the Closing occurs is referred to as the Closing Date. The Closing shall take place on the date hereof at the executive offices of Meyner and Landis, Newark, New Jersey. Regardless of the actual time of the Closing, the Closing shall be effective for all purposes as of the opening of business on the Closing Date.
Unless the context indicates otherwise, all references herein to the Closing Date and the Closing shall mean the date on which and the time at which the Closing is effective.

10.2 Delivery of Documents by Buyer. At the Closing, and Buyer shall deliver to Seller (or to Seller and Stockholder, as appropriate) the following documents, instruments and other items, each dated, unless otherwise indicated, as of the Closing Date:

(a) The cash portion of the purchase price referred to in paragraph 2.2(a);

(b)  The assumption of liabilities referred to in paragraph
2.2(b);

(c) A certificate, dated as of a recent date, from the California Secretary of State, certifying that Buyer is in good standing in California; and

(d) A favorable opinion of Ervin, Cohen & Jessup LLP, counsel for Buyer, regarding such matters as may be reasonable specified by Seller and Stockholder, subject to customary conditions and limitations.

10.3 Delivery of Documents by Seller and Stockholder. At the Closing, Seller and Stockholder shall deliver to Buyer the following documents, instruments and other items, each dated, unless otherwise indicated, as of the Closing Date:

(a) General Warranty Deeds, bills of sale and assignments of contracts, and other good and sufficient instruments of transfer, conveyance and assignment, as, in the reasonable opinion of counsel for Buyer, shall be effective to vest in Buyer good and marketable title to the Transferred Assets;

(b) Evidence, in form and substance satisfactory to Buyers counsel, that there are no Liens on any of the Transferred
Assets other than the Permitted Exceptions and that Seller has repaid in full the indebtedness described on Schedule
6.9(a);

(c)  A certificate, dated as of a recent date, from the New
Jersey Secretary of State, certifying as true and correct a copy of Sellers Articles of Incorporation;

(d) A certificate, dated as of a recent date, from the Missouri Secretary of State, certifying as true and correct a copy of Stockholders Articles of Incorporation;

(e)  A certificate, dated as of a recent date, from the New
Jersey Secretary of State, certifying that Seller is in good standing in New Jersey;

(f) A certificate, dated as of a recent date, from the Missouri Secretary of State, certifying that Seller is in good standing in Missouri;

(g) A copy of the resolutions of the Board of Directors and stockholder of Seller approving the execution, delivery and performance of this Agreement, certified by the Secretary or Assistant Secretary of Seller;

(h)  A favorable opinion of Polsinelli, White, Vardeman &
Shalton, counsel for Seller and Stockholder, regarding such matters as may be reasonable specified by Buyer, subject to customary conditions and limitations; and

(i) The Noncompetition Agreements, duly executed by Seller and Stockholder.

10.4 Other Documents and Actions. In addition to the documents and other items specified in paragraph 10.2 and paragraph 10.3, at the Closing, the parties shall execute and deliver, or cause the appropriate parties to execute and deliver, such other documents and instruments as may be necessary to carry out the obligations of the parties under this Agreement.

11. Additional Agreements of the Parties. The following provisions shall apply, and the following actions shall be taken, prior to and subsequent to the Closing:

11.1 Further Documentation or Action. From time to time, at the request of Buyer, Seller or Stockholder, as the case may be, whether on or after the Closing and without further consideration, the other parties shall, within a reasonable amount of time after request is made hereunder, execute and deliver to the requesting party such further instruments of conveyance and transfer and take such other actions as may be required to more effectively convey and transfer the Transferred Assets to Buyer and otherwise to carry out the purposes or intent of this Agreement.

11.2 Cooperation. After the Closing, upon request, each party shall, subject to applicable Legal Requirements, contractual restrictions and the attorney-client privilege, cooperate with the other, at the requesting partys expense (but including only out-of-pocket expenses and not the costs incurred by any party for the wages or other benefits paid to its officers, directors or employees), in furnishing information, testimony and other assistance in connection with any actions, audits, proceedings, arrangements or disputes involving any of the parties hereto or their Affiliates (other than in connection with disputes between the parties hereto) and which relate to the Transferred Assets or the Business.

11.3 Access to Records. At the Closing, Seller shall be entitled to retain copies of any of the Business Records, and Buyer shall make available to Seller and its authorized representatives (including the right to make copies) any of the Business Records for which copies were not retained. After the Closing, Seller shall make available to Buyer and its authorized representatives (including the right to make copies), any of the non-privileged business records of Seller not included in the Transferred Assets which relate to the Business and periods prior to the Closing, including accounting and financial records and personnel and labor records. Access to records pursuant to this paragraph shall be during normal business hours and with reasonable prior written notice of the time when such access shall be needed. Any employees, representatives or agents of a party that engage in any review and inspection of the records of the other party shall conduct themselves in such a manner so that the normal business activities of the party whose records are being reviewed are not unduly or unnecessarily disrupted.

11.4 Confidential Information. Subject to the requirements of any applicable law, order or decree, at all times following the Closing, except with Buyers prior written consent, (a) Seller and Stockholder shall, and shall cause their Affiliates and Representatives (as defined in paragraph 23) to, keep in confidence and not disclose to any other person any confidential or proprietary information, no matter when or how acquired, concerning the Transferred Assets or the Business, including, without limitation, names of customers, terms of contracts, Trade Secrets, methods of operation, marketing methods, pricing and other policies; and (b) Seller and Stockholder shall not, and shall use reasonable efforts to cause their respective Representatives not to, issue any public announcements or statements with respect to, or otherwise disclose to any person other than Sellers Representatives, the terms of, or any other information pertaining to, this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the obligations of Seller and Stockholder under this paragraph shall not apply to information which is ascertainable from public or trade sources or published information or which is or becomes generally available to the public other than as a result of a disclosure by Seller, Stockholder or their Affiliates or Representatives in violation of this Agreement.

11.5 Name Change. Promptly following the Closing, Seller shall amend its Articles of Incorporation (and provide to Buyer a certified copy of such amendment) to change the name of Seller to a name other than OPT Industries, Inc., or any other name which is similar thereto or to any other trademark or trade name heretofore used by Seller.

11.6 Computer Services. Stockholder has requested Buyer to provide to Stockholder after the Closing Date certain computer support services currently being provided by Seller to Stockholder (collectively, the Computer Services). In connection therewith, Buyer and Seller shall enter into a Computer Services Agreement in the form attached hereto as
Schedule 11.6.

12. Survival of Representations. All statements contained in any schedule, statement, certificate or other instrument delivered pursuant hereto by or on behalf of any party shall be deemed to be representations and warranties made pursuant to this Agreement by such party. Subject to the provisions of paragraph 13.4(b), all representations, warranties and agreements made by a party shall survive the Closing and any investigation made by or on behalf of any party.

13.  Indemnification.

13.1 By Seller and Stockholder. Subject to the further provisions of this paragraph 13, Seller and Stockholder shall, jointly and severally, indemnify and hold harmless
Buyer against any and all losses, liabilities, claims, damages, costs and expenses, including reasonable attorneys fees, court costs, consultant fees and expert fees
(collectively the Damages), insofar as such Damages (or actions in respect thereof) are based upon or arise out of
(a) any breach of any warranty, representation, covenant or agreement made herein by Seller or Stockholder, (b) the Excluded Liabilities or (c) any other obligations or liabilities of Seller which are based upon events which occurred or circumstances which existed on or before the Closing Date, whether or not the existence of such liabilities or obligations (or the facts, circumstances or events underlying such liabilities or obligations) was disclosed pursuant hereto or constitutes a breach of any representation or warranty.

13.2 By Buyer. Subject to the further provisions of this paragraph 13, Buyer shall indemnify and hold harmless Seller and Stockholder against all Damages insofar as such Damages (or actions in respect thereof) are based upon or arise out of (a) any breach of any warranty, representation, covenant or agreement made herein by Buyer, (b) the Assumed Liabilities or (c) any obligations or liabilities relating to the Transferred Assets which are based upon the operation of the Transferred Assets by Buyer after the Closing Date.

13.3  Indemnification Procedures.

(a) Notice of Asserted Liability. Promptly after receipt by an indemnified party of notice of any demand, claim or circumstance which gives rise, or, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in Damages (an Asserted Liability), the party receiving such notice (the Indemnitee) shall give notice thereof to the indemnifying party or parties (the Indemnitor). The notice shall describe the Asserted Liability in reasonable detail and, to the extent practicable, shall indicate the amount (estimated, if necessary) of the Damages that have been or may be suffered by Indemnitee. The failure so to notify Indemnitor shall not relieve it of any liability that it may have to Indemnitee except the extent that Indemnitor demonstrates that the defense of such action is materially prejudiced thereby.

(b) Opportunity to Defend. Indemnitor may elect to compromise or defend, at its own expense and by its own counsel (subject to the reasonable approval of Indemnitee), any Asserted Liability; provided, however, that Indemnitor may not compromise or settle any Asserted Liability without the consent of Indemnitee unless such compromise or settlement requires no more than a monetary payment for which Indemnitee and any other indemnifiable parties hereunder are fully indemnified or involves other matters not binding upon Indemnitee and such other indemnifiable parties. If Indemnitor elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify Indemnitee of its intent to do so, and, if it elects to defend, shall select counsel reasonably satisfactory to Indemnitee, and Indemnitee shall cooperate in the compromise of, or defense against, such Asserted Liability. If Indemnitor so elects, Indemnitor shall be obligated to defend such Asserted Liability and pay all Damages incurred in such defense until either (a) Indemnitor and Indemnitee agree otherwise, or (b) a court of competent jurisdiction finally determines that Indemnitor does not have an obligation to indemnify Indemnitee. If Indemnitor elects not to compromise or defend any Asserted Liability, fails to notify Indemnitee of its election as provided herein or contests its obligation to indemnify Indemnitee, Indemnitee shall have the absolute right to pay, compromise or defend such Asserted Liability in respect of any Asserted Liability for which Indemnitor may have an indemnification obligation hereunder, without prejudice to any right Indemnitee may have hereunder. If Indemnitee elects to pay, compromise or defend such Asserted Liability pursuant to the foregoing provisions, all Damages incurred by Indemnitee in connection therewith shall be paid by Indemnitor as incurred by Indemnitee unless Indemnitor contests its obligation to indemnify Indemnitee, in which case Indemnitor shall pay or reimburse Indemnitee for such Damages if and when it is finally determined that Indemnitee is entitled to indemnification from Indemnitor hereunder. The party which elects to compromise or defend any Asserted Liability pursuant to the foregoing provisions shall control the matter subject to such provisions. In any event, once Indemnitor elects to defend any Asserted Liability, Indemnitee may participate, at its own expense from that point in time, in the defense of any Asserted Liability. If any party chooses to defend or participate in the defense of any Asserted Liability, it shall have the right to receive from the other parties, subject to any restriction of applicable law or that may be necessary to preserve the privilege of attorney-client communications, any books, records or other documents within such other parties control that are necessary or appropriate for such defense.

13.4  Limitations on Liability.

(a) Buyer, on the one hand, and Seller and Stockholder, on the other hand, shall not be liable pursuant hereto for any breach of any warranty or representation contained herein, except to the extent that the aggregate amount of the Damages with respect thereto shall exceed $10,000.

(b) Seller and Stockholder shall not be liable for any breach of any representation or warranty contained herein or made by Seller or Stockholder under or in connection with this Agreement unless Buyer shall have given written notice to Seller and/or Stockholder of the basis of its claim: (i) with respect to the representations and warranties set forth in paragraphs 6.5, 6.6, 6.7, 6.8, 6.11, 6.18, 6.19, 6.20,
6.24 and 6.27, within one year after the Closing and (ii) with respect to all other representation and warranties, within the applicable period of limitations for the commencement of actions with respect to the underlying claim; provided, however, with respect to the representations and warranties set forth in paragraphs 6.2 and 6.9, Buyer need only provide notice of claims to Seller and/or Stockholder within two years after the discovery by Buyer of the breach of such representation or warranty, but there shall otherwise be no limit on the time during which Buyer may provide notice of claims to Seller and/or Stockholder.

(c) The limitations set forth in paragraphs 13.4(a) and (b) are expressly made inapplicable to any liability for breach of any covenants or agreements made herein by the parties, including, without limitation, the obligations of Seller and Stockholder to indemnify and hold harmless Buyer against any and all Damages based upon or arising out of the Excluded Liabilities.

(d) Nothing contained in this paragraph 13.4 shall relieve a party from any liability based on fraudulent misrepresentation, including, without limitation, the delivery by a party of any certificate which contains any statements known by the party at the time of such delivery to be untrue in any material respect.

13.5 Affiliates. For purposes of this Agreement, any Damages suffered by an Affiliate of Buyer, on the one hand, or by an Affiliate of Seller or Stockholder, on the other hand, shall be deemed to have been suffered by Buyer or by Seller and/or Stockholder, as the case may be.

13.6 Interest. If an Indemnitor does not pay any Damages incurred by an Indemnitee for which it is entitled to indemnification hereunder as and when such Damages are incurred by the Indemnitee, then any amounts due from the Indemnitor shall bear interest from the date such amounts originally should have been paid at the rate of 10% per annum.

14. Notices. All notices, requests, demands, waivers, consents and other communications hereunder shall be in writing, shall be delivered either in person, by telegraphic, facsimile or other electronic means, by overnight air courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt if delivered in person or by telegraphic, facsimile or other electronic means calculated to arrive on any business day prior to 6:00 p.m., local time, or on the next succeeding business day if delivered on a non-business day or after 6:00 p.m., local time, (b) one business day after having been delivered to an air courier for overnight delivery, or (c) three business days after having been deposited in the mails as certified or registered mail, return receipt requested, all fees prepaid, directed to the parties or their assignees at the following address (or at such other address as shall be given in writing by a party hereto):

If to Buyer:     Shared Information Group Management
                  Associates LLC
                 2041 W. 139th Street
                 Gardena, California 90247
                 Attn:  Peter B. Caloyeras, Manager
                 Facsimile: (310) 527-8101


With a copy to:  Howard Z. Berman, Esq.
                  Ervin, Cohen & Jessup LLP
                 9401 Wilshire Boulevard, 9th Floor
                 Beverly Hills, CA 90212-2974
                 Facsimile: (310) 859-2325

If to Seller
 or Stockholder: Torotel, Inc.
                 13402 South 71 Highway
                 Grandview, Missouri 64030
                 Attn: Dale H. Sizemore, President
                 Facsimile: (816) 763-2278

With a copy to:  Steven C. Willman, Esq.
                 Polsinelli, White, Vardeman & Shalton
                 700 West 47th Street, Suite 100
                 Kansas City, Missouri 64112
                 Facsimile: (816) 753-1536

15. Amendment and Waiver. The parties may by mutual agreement in writing signed by each party amend this Agreement in any respect. In addition, any party may in writing: (a) extend the time for the performance of any of the acts or obligations of any other party; (b) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (c) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained in this Agreement; and (d) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later date.

16. Assignment. Other than with respect to an assignment by Buyer of its rights and obligations hereunder to an Affiliate of Buyer which is nominated by Buyer to purchase all or a portion of the Transferred Assets as contemplated herein, this Agreement may not be assigned (by operation of law or otherwise) by any party without the prior written consent of the other parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

17. No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any person other than the parties signatory hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

18. Entire Understanding. This Agreement and the other documents and instruments specifically provided for in this Agreement contain the entire understanding between the parties concerning the subject matter of this Agreement and such other documents and instruments and supersede all prior understandings and agreements, whether oral or written, between them with respect to the subject matter hereof and thereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement and such other documents and instruments which are not fully expressed herein or therein.

19. Expenses. Except as otherwise provided in this Agreement, each party shall bear and pay its own costs and expenses relating to the transactions contemplated by, or the performance of or compliance with any condition or covenant set forth in, this Agreement. In determining the costs and expenses of each party hereunder, all Transfer Taxes, if any, required to be paid in connection with the sale pursuant to this Agreement of the Transferred Assets shall be borne by Seller, and Seller shall be responsible for the preparation and filing of any returns required in connection therewith. The cost of the Title Policy shall be paid by Seller, and all real property taxes, utilities and similar costs shall be prorated in accordance with the customs of the county in which the Real Property is located.

20. Remedies Not Exclusive. Except as otherwise expressly set forth in this Agreement, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by a party shall not, except as otherwise expressly provided for herein, constitute a waiver of the right to pursue other available remedies.

21. Captions. The captions appearing at the beginning of the various paragraphs of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

22. Severability. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

23. Definitions. As used in this Agreement, the terms set forth below shall have the following meanings:

Affiliate of a specified person means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified and, in the case of a natural person, includes the spouse, siblings, ancestors and lineal descendants of such person and the spouses of the siblings, ancestors and lineal descendants of such person. The term control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person.

Bankruptcy Exception means the limitation on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law.

Environmental Legal Requirements means all Legal
Requirements relating to the use, handling, treatment, storage, transportation, disposal, emission, discharge or release of Hazardous Materials or otherwise relating to the protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or industrial hygiene.

Governmental Entity means any court, governmental department, commission, council, board, bureau, agency or other judicial, administrative, regulatory, legislative or other instrumentality of the United States of America or any foreign country, or any state, county, municipality or local governmental body or political subdivision of or within the United States of America or any foreign country.

Hazardous Materials means any substances (including, without limitation, any asbestos, formaldehyde, radioactive substances, hydrocarbons, polychlorinated biphenyls, industrial solvents, flammables, explosives and any other hazardous substances, solid wastes or toxic materials) that are defined as hazardous or toxic substances under Legal Requirements relating to the protection of the environment or industrial hygiene.

Legal Requirements means (a) any and all laws, statutes, codes, rules, regulations, ordinances, judgments, orders, writs, decrees, requirements or determinations of any Governmental Entity, (b) to the extent not covered by clause
(a) immediately above, any and all requirements of permits, licenses, certificates, authorizations, concessions, franchises or other approvals granted by any Governmental Entity, and (c) any and all duties arising under common law.

Liens means any liens, encumbrances, mortgages, covenants, conditions, restrictions, easements, encroachments, rights of way, charges or other rights, claims or interests of any third party whatsoever.

Person or person means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, any Governmental Entity.

Plan means (a) any employee benefit plan (as such term is defined in Section 3(3) of the ERISA), of which Seller or any member of the same controlled group of businesses as Seller within the meaning of Section 4001(a)(14) of ERISA (an ERISA Affiliate) is a sponsor or participating employer or as to which Seller or any of its ERISA Affiliates makes contributions or is required to make contributions, including, without limitation, a multi-employer plan, as defined in Section 3(37) of ERISA, a defined benefit pension plan within the meaning of ERISA Section 3(35), or a welfare benefit fund, as defined in Code Section 419(e), or an organization described in Code Sections 501(c)(9) or 501(c)(20), and (b) any employment, severance or other arrangement or policy of Seller or of any of its ERISA Affiliates (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

Representatives of a party means the respective directors, officers, employees, representatives, consultants, lenders and advisors of the party and its Affiliates.

Taxes means any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll, premium, property or windfall profits tax, alternative or add-on-minimum tax or other tax, fee or assessment, and any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax.

Tax Return means any return, report, statement, information statement and the like required to be filed with any Governmental Entity with respect to Taxes.

To the best knowledge and similar phrases referring to the knowledge of a party mean the actual knowledge, or the knowledge that a person would have after reasonable investigation and inquiry, of such party or, in the case of a corporation or other legal entity, of such partys executive officers, including with respect to Seller and Stockholder, Herb Sizemore, Chris T. Hughes, Jim Serrone and Margaret E. Edinger.

Transfer Taxes means any sales, use, excise, stock, stamp, document, filing, recording, authorization or similar taxes, fees and charges.

Trade Secrets means all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blueprints owned, used or licensed by Seller as licensee or licensor.

24. Attorneys Fees. If any court proceeding is brought in connection with this Agreement, or any document, agreement, instrument or certificate delivered under or pursuant to this Agreement, the prevailing party in such proceeding (whether at trial or on appeal) shall be entitled to recover from the other party all costs, expenses and reasonable attorneys fees incidental to any such proceeding. The term prevailing party as used herein shall mean the party in whose favor a final judgment or award is entered in any such judicial proceeding; provided, however, that if such proceeding is resolved prior to a final judgment or award on the merits, the party in whose favor the proceeding is settled may by motion apply to the court for an award of the aforementioned costs, fees and expenses, and may take judgement therefor.

25. Choice of Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of California without reference to its choice of law rules.

26. Number and Gender. Terms used herein in any number or gender include other numbers or genders, as the context may require.

27. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party(ies); provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

SELLER:                          BUYER:

OPT Industries, Inc.             Shared Information Group
                                  Management Associates, LLC


By:  /s/ Christian T. Hughes     By:  /s/ Peter B. Caloyeras
     Christian T. Hughes,        Peter B. Caloyeras, Manager
      President


STOCKHOLDER:

Torotel, Inc.


By:  /s/ Christian T. Hughes
     Christian T. Hughes, President


































                LIST OF SCHEDULES


Schedule            Description

  1.1(a)(1)     Real Property
  1.1(b)        Equipment
  1.1(d)        Assumed Contracts
  1.1(f)        Prepaids
  2.2(a)        Purchase Note
  2.2(b)        Security Agreement
  3.1(a)        Seller Noncompetition Agreement
  3.1(b)        Stockholder Noncompetition Agreement
  5             Business Employees
  6.3           Conflicts and Required Consents
  6.6           Seller Financial Statements
  6.7           Adverse Changes
  6.8           Material Contracts
  6.9(a)        Liens to be Removed
  6.9(b)        Permitted Exceptions
  6.10(b)       Other Real Property Exceptions
  6.12          Environmental Matters
  6.13          Intellectual Property
  6.15          Legal Proceedings
  6.16          Permits
  6.18          Insurance
  6.19          Return Obligations
  6.20          Interest in Competitors and Suppliers
  6.21          Labor Relations
  6.22          Employment and Bonus Arrangements
  6.23          Employee Benefit Plans
 11.6           Computer Services Agreement




























                    Schedule 1.1(a)(1)

                 Real Property Description

ALL that certain tract or parcel of land and premises, situate, lying and being in the Township of Lopatcong, in the County of Warren, and State of New Jersey, more particularly described as follows:

BEGINNING at an iron pipe in the westerly boundary line of Red School Lane, such pin being the southeast corner of Lot
4.1 of Block 85, Tax Sheet 2 and such pin being located 4.32 feet westerly of the face of curb of Red School Lane; thence

(A) Along the westerly boundary line of Red School Lane, South 15 degrees 00 minutes East, 213.24 feet to an iron pin; thence

(B) Through lands of grantor, of which this parcel is a part, and along the line of a minor subdivision of such lands, South 75 degrees 00 minutes West, 668.49 feet to an iron pin in line of Lot 35, Block 85; thence

(C) By said Lot 35, and the eastern end of Edwards Street and by line of Lot 36, North 16 degrees 10 minutes West,
84.88 feet to an iron pin a corner of Lot 36 and Lot 4;
thence

(D)  By line of Lot 4, North 15 degrees 00 minutes West,
128.37 feet to an iron pin line of Lot 4.1; thence

(E) Around the periphery of Lot 4.1, as it is now, by the following six courses and distances:

    (1) By Lot 4, South 75 degrees 00 minutes West, 73.05 feet to a corner;

    (2) By Lot 4, North 15 degrees 00 minutes West, 214.60 feet;

    (3) By Lot 2, North 62 degrees 00 minutes East, 330.00 feet;

    (4) By Lot 3, South 15 degrees 00 minutes East, 100.00 feet;

    (5)  By Lot 3 and Lot 3.1, North 62 degrees 00 minutes
East, 433.16 feet to a corner in the westerly boundary line of Red School Lane, aforesaid;

    (6) By said westerly boundary line of Red School Lane, South 15 minutes 00 minutes East, 286.19 feet to the place of BEGINNING.

FOR INFORMATION ONLY:

Being known as Lot 4.01 in Block 85 on the Official Tax Map of the Township of Lopatcong in the County of Warren and State of New Jersey. Being also known as 300 Red School
Lane.
                   Schedule 1.1(b)

   Equipment and Other Tangible Personal Property


See attached lists.






















































                   Schedule 1.1(d)

                Assumed Obligations


1. Lease between Seller and First Valley Leasing, Inc., dated 8/9/94 and designated as Lease No. 13012, pertaining to certain Equipment, including a Mitel Digital SX-50
Telephone System.

2.  Attached Backlog Report.

3.  All customer contracts.

4.  Capitalized lease pertaining to PNBT (Pro-Engineer
System).

5.  Capitalized lease pertaining to PNBT (Optimized Devices
Automated Test Equipment).

6.  Leases of fax machine and three copiers from Xerox.

7. Any obligations to pay commissions owed with respect to open purchase orders for which products are shipped by Buyer subsequent to Closing.

8. All purchase orders to the extent materials are to be delivered after the date of Closing as set forth in the attached schedule.































                   Schedule 1.1(f)

                     Prepaids

None.























































                  Schedule 2.2(b)(1)

                   Purchase Note

























































                    Schedule 2.2(b)(2)

                    Security Agreement

























































                      Schedule 3.1(a)

             Seller Noncompetition Agreement


THIS NONCOMPETITION AGREEMENT (the Agreement) is made and entered into as of April 19, 1999, by and between OPT INDUSTRIES, INC., a New Jersey corporation, (Covenantor) and SHARED INFORMATION GROUP MANAGEMENT ASSOCIATES, LLC, a California limited liability company (Buyer), ancillary to and as required by the Asset Purchase Agreement (the Purchase Agreement), dated as of April 19, 1999, by and among Buyer, Seller and TOROTEL, INC., a Missouri corporation (Torotel), pursuant to which substantially all of the assets of Covenantor are being purchased by Buyer (the Asset Purchase). Unless otherwise provided herein, all terms used in this Agreement that are defined in the Purchase Agreement shall have the same meanings herein as in the Purchase Agreement.

In consideration of the foregoing, and in order to satisfy a condition precedent to the consummation of the Asset
Purchase, Covenantor and Buyer hereby agree and covenant as follows:

1. Certain Definitions. The following terms used herein shall have the following meanings:

Affiliate or affiliate - A Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, control (including the terms controlling, controlled by and under common control with) of a Person means the possession, directly or indirectly, of the power to (a) vote 50% or more of the voting interests in such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Business - Any one or more of the following activities:
selling, manufacturing, producing, providing, installing, marketing, or dealing in or with or otherwise soliciting orders for any of the Products and Services (as defined below) or any products, services, materials, supplies or support activities that compete with or may be used to replace any of those Products and Services.

Competitor - Any Person that, directly or indirectly, engages in any aspect of the Business within any portion of the Territory.

Person or person - Any individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

Products and Services - All products, services, materials, supplies and support activities which are or have been provided, sold, manufactured, installed, marketed or dealt in or with by the Covenantor, and all competitive products, services, materials, supplies and support activities.

The Territory - All or any part of the United States.

2. Noncompetition. Covenantor hereby agrees that it will not, during the term of this Agreement, directly or indirectly, or through one or more Affiliates, do any one or more of the following: (a) engage in any aspect of the Business, whether as an employee, agent, independent contractor or otherwise; (b) own any interest in any Competitor; (c) operate, join, control or otherwise participate in any Competitor; (d) lend credit or money for the purpose of assisting another to establish or operate any Competitor; (e) request or advise any present or future customer or supplier of the Covenantor or Buyer or any affiliate of Buyer to withdraw, curtail or cancel its business with Buyer; or (f) induce or influence (or attempt to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Buyer or any Affiliate of Buyer to terminate his or her employment or engagement or to perform any services for a Competitor; provided, that nothing herein shall prohibit Covenantor from holding an equity interest of less than 2% of the outstanding capital stock of any Competitor whose equity securities are traded on a national stock exchange or are quoted on Nasdaq. Notwithstanding the foregoing, it is agreed that (i) Covenantor shall not be deemed in violation of clauses (b), (c) or (d) above as a result of the fact that it is a wholly-owned subsidiary of Torotel and an Affiliate of Torotel Products, Inc. (TPI), and (ii) Covenantors providing warranty work or providing products in exchange for those previously sold by Covenantor on or before the date hereof and which are returned as defective, or engaging in activities in conjunction with or at the request of Torotel or TPI which are not otherwise restricted pursuant to the Noncompetition Agreement between Torotel and Buyer (the Torotel Noncompetition Agreement), shall not be a violation of this Agreement.

3. Confidentiality. Except for disclosures made to Torotel or TPI with respect to activities engaged in by Torotel or TPI which are not otherwise restricted pursuant to the Torotel Noncompetition Agreement, Covenantor shall keep secret and retain in confidence, and shall not use for the benefit of Covenantor or others (except in connection with any warranty or replacement work permitted hereunder), any confidential information concerning the business of Buyer, as successor to the Covenantor, or its affiliates (Confidential Information) including, without limitation, know-how, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, technical processes and designs and design projects of Buyer and its affiliates relating to the business of Buyer, as successor to the Covenantor. Confidential Information shall not include information which (a) is or becomes generally available to the public other than as a result of a disclosure by Covenantor or (b) becomes available to Covenantor on a non-confidential basis from a source other than Torotel or Buyer, provided that such source is not bound by a confidentiality agreement with either the Covenantor, Torotel or Buyer.

4. Term. The term of this Agreement commences on the date hereof and shall continue for a period of sixty months.
Covenantor hereby acknowledges the receipt and sufficiency of full consideration for this Agreement.

5. Injunctive Relief. Covenantor hereby stipulates and agrees that any breach by Covenantor of this Agreement cannot be reasonably or adequately compensated by damages in an action at law and that, in the event of such breach, Buyer shall be entitled to injunctive relief, which may include but shall not be limited to restraining Covenantor from engaging in any activity that would constitute a breach of this Agreement.

6. Severability. Covenantor acknowledges that Covenantor has carefully read and considered the provisions of Paragraphs 1 through 4 of this Agreement and, having done so, agrees that the restrictions set forth therein (including but not limited to the time periods of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required to protect the interests of Buyer. If, notwithstanding the foregoing, any of the provisions of Paragraphs 1 through 4 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable, as though the invalid or unenforceable parts had not been included therein. If any provision of Paragraphs 1 through 4 hereof relating to time periods or areas of restriction or both shall be declared by a court of competent jurisdiction to exceed the maximum time periods or areas (or both) that such court deems reasonable and enforceable, said time periods or areas of restriction or both shall be deemed to become and thereafter shall be the maximum time periods and areas which such court deems reasonable and enforceable.

7. Entire Agreement. This Agreement constitutes the entire agreement of Covenantor and Buyer with respect to the subject matter hereof and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist on strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

8. Nature of Obligations. All covenants and obligations of Covenantor hereunder shall be binding on Covenantor, Covenantors assigns, successors and legal representatives and shall inure to the benefit of Buyer and all of Buyers Affiliates that engage in any aspect of the Business in any part of the Territory.

9. Law Governing. The provisions of this Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New Jersey applicable to contracts made and to be wholly performed within the State of New Jersey.

10. Attorneys Fees. In any litigation relating to this Agreement, including litigation with respect to any supplement, modification or waiver of this Agreement or any of its provisions, the prevailing party shall be entitled to recover its costs and reasonable attorneys fees.

11. Notices. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. Either party may change its address for the purpose of this Paragraph 11 by giving notice of such change to the other party in the manner which is provided in this Paragraph 11.

Covenantor:           OPT Industries, Inc.
                      c/o Torotel, Inc.
                      13402 South 71 Highway
                      Grandview, Missouri  64030
                      Attention: Dale H. Sizemore, President
                      Facsimile:  (816) 763-2278

Buyer:                Shared Information Group Management
                       Associates, LLC
                      2041 W. 139th Street
                      Gardena, California  90247
                      Attention: Peter B. Caloyeras, Manager
                      Facsimile No.:  (310) 859-2325

12. Captions. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.

13. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party(ies); provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

14. Warranty and Return Obligations. Nothing contained herein is intended to create an obligation on the part of Covenantor, Torotel or TPI to perform any warranty work, accept return of products or perform any similar obligations.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                            OPT INDUSTRIES, INC.


                            By:    /s/ Christian T. Hughes
                            Name:  Christian T. Hughes
                            Title: President

                            SHARED INFORMATION GROUP
                            MANAGEMENT ASSOCIATES, LLC


                            By:  /s/ Peter B. Caloyeras
                                 Peter B. Caloyeras, Manager





































                     Schedule 3.1(b)

          Stockholder Noncompetition Agreement


THIS NONCOMPETITION AGREEMENT (the Agreement) is made and entered into as of April 19, 1999, by and between TOROTEL, INC., a Missouri corporation (Covenantor) and SHARED INFORMATION GROUP MANAGEMENT ASSOCIATES, LLC, a California limited liability company (Buyer), ancillary to and as required by the Asset Purchase Agreement (the Purchase Agreement), dated as of April 19, 1999, by and among Buyer, OPT INDUSTRIES, INC., a New Jersey corporation (the Company), and Covenantor, the sole stockholder of the Company, pursuant to which substantially all of the assets of the Company are being purchased by Buyer (the Asset Purchase). Unless otherwise provided herein, all terms used in this Agreement that are defined in the Purchase Agreement shall have the same meanings herein as in the Purchase Agreement.

In consideration of the foregoing, and in order to satisfy a condition precedent to the consummation of the Asset
Purchase, Covenantor and Buyer hereby agree and covenant as follows:

1. Certain Definitions. The following terms used herein shall have the following meanings:

Affiliate or affiliate - A Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, control (including the terms controlling, controlled by and under common control with) of a Person means the possession, directly or indirectly, of the power to (a) vote 50% or more of the voting interests in such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Business - Any one or more of the following activities: selling, manufacturing, providing, installing, marketing, or dealing in or with or otherwise soliciting orders for any of the Products and Services (defined below) or any products, services, materials, supplies or support activities that compete with or may be used to replace any of those Products and Services.

Competitor - Any Person that, directly or indirectly, engages in any aspect of the Business within any portion of the Territory.

Person or person - Any individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

Products and Services - All products, services, materials, supplies and support activities which are or have been provided, sold, manufactured, installed, marketed or dealt in or with by the Company prior to the date hereof.

The Territory - All or any part of the United States.
2. Noncompetition. Covenantor hereby agrees that Covenantor will not, during the term of this Agreement, directly or indirectly, or through one or more Affiliates, do any one or more of the following: (a) engage in any aspect of the Business, whether as an employee, agent, independent contractor or otherwise; (b) own any interest in any Competitor; (c) operate, join, control or otherwise participate in any Competitor; (d) lend credit or money for the purpose of assisting another to establish or operate any Competitor; (e) request or advise any present or future customer or supplier of the Company, Covenantor or Buyer to withdraw, curtail or cancel its business with Buyer; or (f) induce or influence (or attempt to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Buyer or any Affiliate of Buyer to terminate his or her employment or engagement or to perform any services for a Competitor; provided, that nothing herein shall prohibit Covenantor from holding an equity interest of less than 2% of the outstanding capital stock of any Competitor whose equity securities are traded on a national stock exchange or are quoted on Nasdaq. Notwithstanding the foregoing, it is agreed that (i) Covenantor shall not be deemed in violation of clauses (a),
(b), (c), (d) or (e) (with respect to customers only and not suppliers) with respect to products and services manufactured and sold by Covenantor and Torotel Products, Inc. (TPI) as of the date hereof which may be competitive with the Products and Services sold by the Business, and
(ii) Covenantors providing warranty work or providing products in exchange for those previously sold by Covenantor or the Company on or before the date hereof and which are returned as defective shall not be a violation of this Agreement.

3. Confidentiality. Except for disclosures made with respect to activities engaged in by Torotel or TPI which are not otherwise restricted pursuant to this Agreement, Covenantor shall keep secret and retain in confidence, and shall not use for the benefit of Covenantor or others, any confidential information concerning the business of Buyer, as successor to the Company, or its affiliates (Confidential Information) including, without limitation, know-how, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, technical processes and designs and design projects of Buyer and its affiliates relating to the business of Buyer, as successor to the Company learned by Covenantor as a result of prior and current business relationships with the Company or its predecessors. Confidential Information shall not include information which (a) is or becomes generally available to the public other than as a result of a disclosure by Covenantor or (b) becomes available to Covenantor on a non-confidential basis from a source other than the Company or Buyer, provided that such source is not bound by a confidentiality agreement with either the Company or Buyer known to Covenantor.

4. Term. The term of this Agreement commences on the date hereof and shall continue for a period of eighteen months.
Covenantor hereby acknowledges the receipt and sufficiency of full consideration for this Agreement.

5. Injunctive Relief. Covenantor hereby stipulates and agrees that any breach by Covenantor of this Agreement cannot be reasonably or adequately compensated by damages in an action at law and that, in the event of such breach, Buyer shall be entitled to injunctive relief, which may include but shall not be limited to restraining Covenantor from engaging in any activity that would constitute a breach of this Agreement.

6. Severability. Covenantor acknowledges that Covenantor has carefully read and considered the provisions of Paragraphs 1 through 4 of this Agreement and, having done so, agrees that the restrictions set forth therein (including but not limited to the time periods of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required to protect the interests of Buyer and Newpark and its stockholders.
If, notwithstanding the foregoing, any of the provisions of Paragraphs 1 through 4 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable, as though the invalid or unenforceable parts had not been included therein. If any provision of Paragraphs 1 through 4 hereof relating to time periods or areas of restriction or both shall be declared by a court of competent jurisdiction to exceed the maximum time periods or areas (or both) that such court deems reasonable and enforceable, said time periods or areas of restriction or both shall be deemed to become and thereafter shall be the maximum time periods and areas which such court deems reasonable and enforceable.

7. Entire Agreement. This Agreement constitutes the entire agreement of Covenantor and Buyer with respect to the subject matter hereof and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist on strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

8. Nature of Obligations. All covenants and obligations of Covenantor hereunder shall be binding on Covenantor, Covenantors assigns, successors and legal representatives and shall inure to the benefit of Buyer and all of Buyers Affiliates that engage in any aspect of the Business in any part of the Territory.

9. Law Governing. The provisions of this Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New Jersey applicable to contracts made and to be wholly performed within the State of New Jersey.

10. Attorneys Fees. In any litigation relating to this Agreement, including litigation with respect to any supplement, modification or waiver of this Agreement or any of its provisions, the prevailing party shall be entitled to recover its costs and reasonable attorneys fees.

11. Notices. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. Either party may change its address for the purpose of this Paragraph 11 by giving notice of such change to the other party in the manner which is provided in this Paragraph 11.

Covenantor:    Torotel, Inc.
               13402 South 71 Highway
               Grandview, Missouri  64030
               Attention: Dale H. Sizemore, President
               Facsimile:  (816) 763-2278

Buyer:         Shared Information Group Management
                Associates, LLC
               2041 W. 139th Street
               Gardena, California  90247
               Attention:  Peter B. Caloyeras, Manager
               Facsimile No.:  (310) 859-2325

13. Captions. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.

14. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party which delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party(ies); provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

15. Warranty and Return Obligations. Nothing contained herein is intended to create an obligation on the part of Covenantor or any of its Affiliates to perform any warranty work, accept return of products or perform any similar obligations.


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                             TOROTEL, INC.


                             By:    /s/ Christian T. Hughes
                             Name:  Christian T. Hughes
                             Title: President

                             SHARED INFORMATION GROUP
                              MANAGEMENT ASSOCIATES, LLC


                             By: /s/ Peter B. Caloyeras
                                 Peter B. Caloyeras, Manager







































                        Schedule 5

                    Business Employees


See attached list.






















































                        Schedule 6.3

                   Contracts or Violations


1. Consents may be required in any instrument or contract set forth in Schedule 6.8.

2. Governmental consent may be required for the manufacture or sale of any QPL (qualified product list) products or the assignment of such contracts assumed by Buyer.

















































                      Schedule 6.6

                    Financial Statements


The accompanying unaudited financial statements of OPT
Industries, Inc. reflect the normal recurring adjustments which are, in the opinion of management, necessary to present fairly OPTs financial position at January 31 and February 28, 1999, and the results of operations for the nine and ten month periods then ended.

Interim Financial Statements are prepared by calculating
Inventory on a perpetual basis. Financial Statements have been adjusted on year end Financial Statements to state inventory at cost or market, whichever is lower, on a first in, first out basis.

In addition, Seller and Stockholder make no representation that the Financial Statements reflect the net receivable market value or the values of obsolete, below standard quality or non-salable Inventory.






































                    OPT INDUSTRIES, INC.
                       Balance Sheet
                   As of January 31, 1999
                       (Unaudited)


ASSETS
TABLE
[S]                                             [C]
Current assets:
Cash                                            $    214,000
Accounts receivable, net                             134,000
Inventories                                        1,741,000
                                                   2,089,000

Property, plant and equipment, net                   732,000

Other assets                                          12,000

                                                $  2,833,000

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Short-term revolving credit line                $    450,000
Current maturities of long-term debt                  64,000
Trade accounts payable                               280,000
Accrued liabilities                                  153,000
                                                     947,000

Long-term debt, less current maturities              880,000

Due to affiliate                                     346,000

Stockholders equity:
Common stock, at par value                           200,000
Capital in excess of par value                       204,000
Retained earnings                                    256,000
                                                     660,000

                                                $  2,833,000
/TABLE


















                     OPT INDUSTRIES, INC.
                   Statement of Operations
             Nine Months Ended January 31, 1999
                       (Unaudited)

TABLE
[S]                                            [C]
Net sales                                      $  2,357,000
Cost of goods sold                                2,530,000

  Gross loss                                       (173,000)

Operating expenses:
Engineering                                         459,000
Selling, general and administrative                 657,000
                                                  1,116,000

  Loss from operations                           (1,289,000)

Other expense (income):
Interest expense                                     94,000
Other, net                                         (984,000)
                                                   (890,000)

  Loss before provision for income taxes           (399,000)

Provision for income taxes                             -

Net loss                                       $   (399,000)
/TABLE






























                 OPT INDUSTRIES, INC.
          Consolidated Statement of Cash Flows
           Nine Months Ended January 31, 1999
                    (Unaudited)

TABLE
[S]                                            [C]
Cash flows from operating activities:
Net loss                                       $   (399,000)

Adjustments to reconcile net loss to net cash
  provided by operations:
   Gain on sale of product line                    (984,000)
Depreciation and amortization                       126,000
Increase (decrease) in cash flows from
 operations resulting from changes in:
Accounts receivable                                 337,000
Inventories                                        (225,000)
Prepaid expenses and other assets                    40,000
Trade accounts payable                                7,000
Accrued liabilities                                 (91,000)

Net cash used in operating activities            (1,189,000)

Cash flows from investing activities:
Capital expenditures                                (10,000)
Proceeds from product line sale                   1,250,000

Net cash provided by investing activities         1,240,000

Cash flows from financing activities:
Borrowings against credit line                    1,420,000
Payments against credit line                     (1,250,000)
Principal payments on long-term debt                (42,000)
Payments on capital lease obligations                (6,000)
Proceeds from affiliate                              22,000

Net cash provided by financing activities           144,000

Net increase in cash                           $    195,000
Cash at beginning of year                            19,000

Cash at end of January                         $    214,000


Supplemental Disclosures of Cash Flow
  Information
Cash paid during the period for:
Interest                                       $     94,000
Income taxes                                   $       -
/TABLE









                OPT INDUSTRIES, INC.
                   Balance Sheet
              As of February 28, 1999
                   (Unaudited)


ASSETS
TABLE
[S]                                             [C]
Current assets:
Cash                                            $    172,000
Accounts receivable, net                             159,000
Inventories                                        1,691,000
                                                   2,022,000

Property, plant and equipment, net                   722,000

Other assets                                          12,000

                                                $  2,756,000

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Short-term revolving credit line                $    450,000
Current maturities of long-term debt                  64,000
Trade accounts payable                               333,000
Accrued liabilities                                  143,000
                                                     990,000

Long-term debt, less current maturities              874,000

Due to affiliate                                     348,000

Stockholders equity:
Common stock, at par value                           200,000
Capital in excess of par value                       204,000
Retained earnings                                    140,000
                                                     544,000

                                                 $ 2,756,000
/TABLE


















                  OPT INDUSTRIES, INC.
                Statement of Operations
          Ten Months Ended February 28, 1999
                      (Unaudited)

TABLE
[S]                                            [C]
Net sales                                      $  2,602,000
Cost of goods sold                                2,747,000

  Gross loss                                       (145,000)

Operating expenses:
Engineering                                         526,000
Selling, general and administrative                 724,000
                                                  1,250,000

  Loss from operations                           (1,395,000)

Other expense (income):
Interest expense                                    104,000
Other, net                                         (984,000)
                                                   (880,000)

  Loss before provision for income taxes           (515,000)

Provision for income taxes                             -

Net loss                                      $    (515,000)
/TABLE






























                   OPT INDUSTRIES, INC.
           Consolidated Statement of Cash Flows
             Ten Months Ended February 28, 1999
                      (Unaudited)

TABLE
[S]                                            [C]
Cash flows from operating activities:
Net loss                                       $   (515,000)

Adjustments to reconcile net loss to
  net cash provided by operations:
   Gain on sale of product line                    (984,000)
Depreciation and amortization                       136,000
Increase (decrease) in cash flows from
 operations resulting from changes in:
Accounts receivable                                 312,000
Inventories                                        (175,000)
Prepaid expenses and other assets                    40,000
Trade accounts payable                               60,000
Accrued liabilities                                (101,000)

Net cash used in operating activities            (1,227,000)

Cash flows from investing activities:
Capital expenditures                                (10,000)
Proceeds from product line sale                   1,250,000

Net cash provided by investing activities         1,240,000

Cash flows from financing activities:
Borrowings against credit line                    1,420,000
Payments against credit line                     (1,250,000)
Principal payments on long-term debt                (47,000)
Payments on capital lease obligations                (7,000)
Proceeds from affiliate                              24,000

Net cash provided by financing activities           140,000

Net increase in cash                           $    153,000
Cash at beginning of year                            19,000

Cash at end of February                        $    172,000


Supplemental Disclosures of Cash Flow
  Information
Cash paid during the period for:
Interest                                       $    104,000
Income taxes                                   $       -
/TABLE









                     Schedule 6.7

                   Adverse Changes


1. On September 18, 1998, Stockholders wholly-owned subsidiary, OPT Industries, Inc., completed the sale of its ultra-miniature transformer and inductor product line to Pico Electronics, Inc. of Pelham, New York. OPT received cash proceeds of $1,250,000 from the sale.

2. For the fiscal year ended April 30, 1998, Stockholder incurred a pretax loss of $1,295,000. For the nine months ended January 1999, Stockholder incurred an additional operating loss of $1,978,000 (before the $984,000 gain recognized from the product line sale discussed in Item 1).
At the present time, Stockholder expects to incur further operating losses. Stockholders primary creditor
(Phillipsburg National Bank & Trust Company) has issued a default notice with respect to indebtedness owed to such lender (received on April 9, 1999). Without a further extension of the credit line, and an infusion of cash, and/or an increase in the borrowing limit, and/or a major restructuring, the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Stockholder or any Stockholder
Subsidiary may be materially adversely affected.

3.  Failed merger transaction.

4. Pursuant to the notice of default received on April 9, 1999, as referenced above, the lender also declared due a first mortgage loan in the principal amount of $582,251.03, a second mortgage loan in the principal amount of $382,959.31, an equipment loan designated as Loan 27438, and an equipment loan designated as Loan 27395.
























                       Schedule 6.8

                    Material Contracts


1.  Collective Bargaining Agreement between OPT Industries,
Inc. and the United Steelworkers of America, AFL-CIO Local
5503.

2.  Compensation Agreement between OPT Industries, Inc. and
Christian T. Hughes.

3.  Commercial Guaranty of Torotel, Inc., Torotel Products,
Inc. and OPT Industries, Inc. as guarantors of the credit agreement and other promissory notes with Phillipsburg
National Bank & Trust Company (PNBT). The name(s) of the actual guarantor(s) varies depending on which company is listed as the Borrower.

4. Business Loan Agreement between OPT and PNBT for revolving line of credit in the original amount of $2,500,000, subsequently reduced to $1,700,000 in September
1998.

5. Business Loan Agreement between OPT and PNBT for term loan in the original amount of $475,000.

6. Business Loan Agreement between OPT and PNBT for mortgage loan on OPTs facility in Phillipsburg, New Jersey, in the original amount of $620,000.

7. Promissory Note between OPT and PNBT for equipment loan in the original amount of $39,009.60.

8.  Capitalized lease between OPT and First Valley Leasing
(Eastern Telephone).

9.  Non-Compete restriction pursuant to Asset Purchase
Agreement between OPT Industries, inc. and Pico Electronics,
Inc.

10. Distributor Agreement between OPT and Peerless Radio
Corporation (a/k/a Peerless Electronics, Inc.).

11. Sales Representation Agreement between OPT and
Bennetron.

12. Sales Representation Agreement between OPT and DynoRep,
Inc.

13. Sales Representation Agreement between OPT and C.H. Horn
& Associates, Inc.

14. Sales Representation Agreement between OPT and Component
Marketing Associates, Inc.

15. Sales Representation Agreement between OPT and DynaTech, a subsidiary of Shaham Electronics Ltd.

16. Sales Representation Agreement between OPT and
Electronics & Technology Sales, Inc.

17. Sales Representation Agreement between OPT and Advanced
Components Co.

18. Sales Representation Agreement between OPT and Gassner &
Clark Company (Arizona).

19. Sales Representation Agreement between OPT and Greye
Glass Equipment Inc.

20. Sales Representation Agreement between OPT and Johnson
Group.

21. Sales Representation Agreement between OPT and Kinetic
Sales, Inc.

22. Sales Representation Agreement between OPT and Mack
Electronic Sales Associates.

23. Sales Representation Agreement between OPT and Vector
Associates.

24. Confidentiality Agreement previously used by OPT and signed by various employees.

25. Price Agreement between OPT and Lockheed Martin
Corporation, expiring April 30, 2000.

26. Price Agreement between OPT and Lockheed Martin, Camden,
New Jersey, expiring April 3, 2000.

27. Price Agreement between OPT and Rockwell International, expiring April 14, 2000.

28. Letter from PNBT, dated December 11, 1998, extending the expiration date of the revolving line of credit to February
29, 1999.

29. Exclusive Sale Agreement with William Lurie.

30. Non-Exclusive License Agreement with Ralph Pree.

31. Lease of one fax machine and three copy machines from Xerox.

32. Capitalized lease pertaining to PNBT (Pro-Engineer
System).

33. Capitalized lease pertaining to PNBT (Optimized Devices
Automated Test Equipment).

34. All contracts included within backlog report.







                  Schedule 6.9(a)

                Liens to be Removed


1.  Mortgage:
    BORROWER:  OPT Industries, Inc.
      LENDER:  The Phillipsburg National Bank & Trust Company
      AMOUNT:  $620,000.00
      DATED:  March 19, 1996
      RECORDED:  March 20, 1996
      BOOK:  1682
      PAGE:    222

 2.  Mortgage:
     BORROWER:  OPT Industries, Inc.
      LENDER:  The Phillipsburg National Bank & Trust Company
      AMOUNT:  $475,000.00
      DATED:  July 5, 1996
      RECORDED:  July 9, 1996
      BOOK:  1715
      PAGE:    211

 3.  Mortgage:
     BORROWER:  OPT Industries, Inc.
      LENDER:  The Phillipsburg National Bank & Trust Company
      AMOUNT:  $2,500,000.00
      DATED:  July 5, 1996
      RECORDED:  July 11, 1996
      BOOK:  1716
      PAGE:    156

4.  Security Interest:
    --A security interest in business assets of OPT as described in a UCC-1 No. 1710888 filed with the New Jersey
Secretary of State, securing The Phillipsburg National Bank
& Trust Company.
    --A security interest in business assets of OPT as described in a UCC-1 No. 1731791 filed with the New Jersey
Secretary of State, securing The Phillipsburg National Bank
& Trust Company.
    --A security interest in business assets of OPT as described in a UCC-1 No. 1723281 filed with the New Jersey
Secretary of State, securing The Phillipsburg National Bank
& Trust Company.

5. UCC-1 Financing Statements filed in favor of PNBT in Warren County, New Jersey, as Nos. 24404, 24594, and 24702.












                  Schedule 6.9(b)

                Permitted Exceptions


1. Lease between Seller and First Valley Leasing, Inc., dated 8/9/94 and designated as Lease No. 13012, pertaining to certain Equipment, including a Mitel Digital SX-50
Telephone System.

2. The following matters may remain with respect to the Real Property, as they are excepted under the title report issued by Chicago Title Insurance Company:

a. Computed measure of the area and/or acreage is not insured to be accurate.

b. As to Owners Policy only: Subject to sub-surface conditions and/or encroachments not disclosed by an instrument of record.

c.  Subject to easements as set forth in Deed Book 230 page
196, Deed Book 500 page 311, Deed Book 512 page 1072, Deed
Book 513 page 245, Deed Book 517 page 962 and Deed Book 532 page 1024.

d.  Subject to rights, public and private in and to Red
School Lane.

3.   Lease between Seller and First Valley Leasing dated
December 15, 1994 and designated lease no. 13086 pertaining to certain equipment including Automatic Transformer Tester, Universal Connection Plate, and Connection Lead Set.



























                   Schedule 6.10(b)

          Other Real Property Exceptions


1. Buildings on the Real Property may not be compliant with the provisions and/or requirements of the Americans With Disabilities Act, related regulations, and cases, and Seller has made no effort to determine or address such compliance and/or noncompliance.


















































                        Schedule 6.12

                     Environmental Matters


1.  Phase I report pertaining to the Real Property.






















































                          Schedule 6.13

                       Intellectual Property


1. The following tradenames are used in the business of Seller.

  OPT Industries
  OPT

  Seller is not aware of any trademark registrations.

2. Engineering designs and manufacturing print packages for thousands of different products, some of which are proprietary to certain customers.

3.  Seller owns the following patents.
TABLE
[S]           [C]        [C]          [C]
Patent No.       Date     Inventor        Description

4,020,394      4/26/77     Potash     Ground Fault Detector

4,409,569     11/11/83     Potash     Filter Circuits having
                                      Transformers as Filter
                                      Elements

4,622,627     11/11/86     Rodriguez  Switching Electrical
                            /Estrov   Power Supply utilizing
                                      Miniature Inductors
                                      integrally in a PCB
                                      (Theta-J)

4,843,301     6/27/89     Belanger    Power Supply with
                                      Switching Means
                                      responsive to Line
                                      Voltage

5,331,536     7/19/94     Lane        Low Leakage High
                                      Current Transformer
/TABLE


















                      Schedule 6.15

                    Legal Proceedings


Pursuant to a notice of default received by Stockholder from PNBT on April 9, 1999, as referenced in Schedule 6.7, the lender declared due a first mortgage loan in the principal amount of $582,251.03, a second mortgage loan in the principal amount of $382,959.31, an equipment loan designated as Loan 27438, and an equipment loan designated as Loan 27395..
















































                    Schedule 6.16

                       Permits


1. Bench Grinder with Torist Dust Collector: A permit was issued by the New Jersey State Department of Environmental
Protection (NJDEP) on February 21, 1992, but expired on
January 22, 1998.  OPT applied for renewal on November 18,
1997.

2.  Binks Spray Booths 1 and 2:  Permits were issued by
NJDEP on June 3, 1991, and renewal invoices were sent to OPT on November 15, 1997.

3. Curing Ovens #1, #2 and #3: Renewal permits were issued by NJDEP on May 26, 1993, but expired August 16, 1998. OPT applied for five year renewals on July 8, 1998.

4.  Curing Ovens #5 and #6:  Permits were issued by NJDEP on
February 3, 1993, but expired on October 30, 1998. OPT applied for five year renewals on July 2, 1998.

5. Open Top Degreaser: A renewal permit was issued by NJDEP on April 6, 1993, but expired June 14, 1998. OPT applied for a five year renewal on May 5, 1998.

6. Preheating Oven: A renewal permit was issued by NJDEP on May 26, 1993, but expired on August 16, 1998. OPT applied for a five year renewal on July 8, 1998.

7. Vacuum Pump: A renewal permit was issued by NJDEP on May 26, 1993, but expired August 16, 1998. OPT applied for a five year renewal on July 8, 1998.

8. Vacuum Tank: A renewal permit was issued by NJDEP on April 6, 1993, but expired June 20, 1998. OPT applied for a five year renewal on May 5, 1998.

9.  Occupancy Permits.




















                     Schedule 6.18

                     Insurance


Policies:
Kemper National Insurance    Multiperil Package
  Term: 5/1/98 to 5/1/99
Kemper National Insurance    Commercial Automobile
  Term: 5/1/98 to 5/1/99
Missouri Retailers Trust     Workers Compensation
  Term: 4/1/98 to 4/1/99
Kemper National Insurance    Umbrella
  Term: 5/1/98 to 5/1/99
Kemper National Insurance    Marine
  Term: 5/1/98 to 5/1/99
Chubb Insurance Company      Marine
  Term: 5/1/97 to 5/1/00
Kemper National Insurance    Foreign Liability
  Term: 5/1/98 to 5/1/99

Seller has no open liability claims.






































                     Schedule 6.19

                   Return Obligations


1.  Pursuant to a Distributorship agreement with Peerless
Radio Corporation (a/k/a Peerless Electronics), Seller may be claimed to have an obligation to accept returns of equipment from Peerless provided that Peerless in return purchases equipment of the same value.

2. Seller may be claimed to have the obligation to accept returns from customers due to warranty obligations, either express or implied. Notwithstanding any other term or provision of this Agreement, Seller does not covenant, warrant, represent or agree that it will accept any such returns or perform any such warranty work, and nothing set forth in this Agreement is intended to create any such obligations on the part of Seller or Stockholder, or for Seller to indemnify Buyer for any such obligations.








































                  Schedule 6.20

         Interests in Competitors and Suppliers


Seller, Stockholder, and Torotel Products, Inc. (TPI) are affiliates, and Stockholder and TPI are in direct competition with the Business. In addition, Stockholder and TPI are suppliers of the Business, and have existing contractual relationships with Seller under purchase orders to be assumed by Buyer pursuant to this Agreement.

















































                    Schedule 6.21

                   Labor Relations


None.






















































                       Schedule 6.22

               Employment and Bonus Arrangements


1.  Collective Bargaining Agreement between OPT Industries,
Inc., and the United Steelworkers of America, AFL-CIO Local
5503.

2. Compensation Agreement with Chris Hughes, as set forth in Schedule 6.8.

3.  Various Sales Representative Agreements, as set forth in
Schedule 6.8.

4.  Employment Plans set forth on Schedule 6.23.












































                         Schedule 6.23

                    Employee Benefit Plans


Non-Union Employees

  Group Health Insurance
  Dental Insurance
  Life Insurance
  Long Term Disability Insurance
  401(k) Plan
  Cafeteria Plan
  Torotel, Inc., Employee Stock Purchase Plan
  Vacation Policy
  Sick Day Policy (non-exempt employees)
  Holiday Policy
  Disability Policy (New Jersey State Program)
  Workers Compensation

Union Employees

  Group Health Insurance
  Life Insurance
  401(k) Plan
  Vacation Policy
  Sick Day Policy (non-exempt employees)
  Holiday Policy
  Disability Policy (New Jersey State Program)
  Workers Compensation






























                       Schedule 11.6

                Computer Services Agreement


This Agreement is made and entered into as of the 19th day of April, 1999, by and between Shared Information Group
Management Associates, LLC (Buyer) and OPT Industries, Inc.
(Seller), Torotel Products, Inc. (TPI), and Torotel, Inc.
(Torotel).  For purposes of this Agreement, OPT, TPI and
Torotel shall be collectively referred to as Torotel Group.
The recitals are an integral part of this Agreement.

                          RECITALS

WHEREAS, Buyer, and Torotel Group have contemporaneously herewith entered into an Asset Purchase Agreement providing, among other things, for Buyer to purchase substantially all the assets of Seller (the Purchase Agreement);

WHEREAS, among the assets to be sold by Seller to Buyer is Sellers computer system (Computer System);

WHEREAS, prior to the closing of such Purchase Agreement, Torotel has utilized such Computer System in Torotels business;

WHEREAS, the lease line and multiplexer located at Sellers place of business are the assets of Torotel and are not being sold by Seller to Buyer pursuant to the Purchase
Agreement; and

WHEREAS, the parties desire to set forth their agreement concerning the continued access and use by Torotel of the Computer System previously owned by Seller and which is to be sold to Buyer pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Use of System. Buyer agrees to allow Torotel Group the right to use the Computer System including hardware and software during regular business hours in the same manner as Torotel utilized such Computer System immediately prior to the closing of the Purchase Agreement. Torotel recognizes that it has no right title or interest in such Computer System. Torotel Groups right to utilize such Computer System shall commence on the date hereof and continue for a period of six (6) months from the date of this Agreement at no cost to Torotel Group.

2. Confidentiality. Parties recognize and agree that the Computer System, as currently configured, will allow Buyer to access data and other information which is input by Torotel into such Computer System. Buyer recognizes that
such information and data constitutes   confidential
information of Torotel. As a result, Buyer agrees that it shall not, without the express written consent of Torotel, review, utilize, read, or otherwise gain access to such confidential information. Torotel Group also agrees that it shall not, without the express written consent of Buyer, review, utilize, read, or otherwise gain access to any data or information of Buyer contained within such Computer System. Further, the parties agree that as soon as reasonably practicable after the request of Torotel Group, that they shall endeavor to install a firewall program which will allow access to the Confidential Information by Torotel Group solely after input of a password at the cost of the Torotel Group.

3. Computer Services. The parties agree that from time to time Torotel Group may require the assistance of Buyers employees with respect to the use and operation of such Computer System by Torotel. In that regard, Buyer agrees to use its commercially reasonable efforts to cause its employees to provide computer support services to Torotel Group for the period of six months from the date of this Agreement. Torotel agrees to pay a fee to Buyer for any such services requested by Torotel and rendered by Buyer based on an hourly rate determined in accordance with the following formula: the annual compensation of the employee of Buyer performing computer services; multiplied by One Hundred Twenty Five (125) percent; divided by One Thousand Eight Hundred Twenty (1,820); and multiplied by the number of hours or parts thereof billed in quarter-hour increments of computer services performed by such employee.
All such fees shall be paid by Torotel to Buyer within ten
(10) days after receipt by Torotel of an invoice setting forth the charges for such services for the period covered by such invoice.

4. Further Assurances. The parties agree to take such other and further action as may be necessary to carry out the purposes and intent set forth in this Agreement.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New
Jersey.

6.  Entire Agreement.  This Agreement constitutes the entire
Agreement of the parties and shall not be modified or amended except by a writing signed by Buyer and Torotel.

7.  Time.  Time is of the essence of this Agreement.

WHEREAS, the parties have executed this Agreement as of the day herein first above written.


                            Shared Information Group
                            Management Associates, LLC

                             By:  /s/ Peter B. Caloyeras
                                  Manager



                          OPT Industries, Inc.

                          By:  /s/ Christian T. Hughes
                               Christian T. Hughes, President



                         Torotel, Inc.



                         By:  /s/ Christian T. Hughes
                              Christian T. Hughes, President



                         Torotel Products, Inc.

                         By:  /s/ Christian T. Hughes
                         Christian T. Hughes, President